Exhibit 2

                       NORTHWINGS ACCESSORIES CORPORATION

                            STOCK PURCHASE AGREEMENT

                                  JULY 25, 1997

                                      among

                               HEICO CORPORATION,

                         N.A.C. ACQUISITION CORPORATION,

                       NORTHWINGS ACCESSORIES CORPORATION,

                                 RAMON PORTELA,

                                       and

                                  OTTO NEUMAN.

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                                TABLE OF CONTENTS

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EXHIBITS.................................................................................................................v

STOCK PURCHASE AGREEMENT.................................................................................................6

ARTICLE I - Definitions..................................................................................................6

ARTICLE II - Purchase of Shares; Consideration...........................................................................6
              2.1     Shares to be Purchased.............................................................................6
              2.3     Consideration......................................................................................6

ARTICLE III - Representations and Warranties of HEICO and the Buyer......................................................7
              3.1     Organization.......................................................................................7
              3.2     Authorization; Enforceability......................................................................7
              3.3     No Violation or Conflict...........................................................................7
              3.4     Brokers............................................................................................7
              3.6     Consents and Approvals.............................................................................7
              3.7     Validity of Exchange Shares........................................................................8
              3.8     Exchange Act Reports...............................................................................8
              3.9     Certain Securities Representations.................................................................8

ARTICLE IV - Representations and Warranties of the Company and the Sellers...............................................9
              4.1     Ownership of Shares................................................................................9
              4.2     Power and Authority: Enforceability................................................................9
              4.3     Organization of the Company........................................................................9
              4.4     Authorization; Enforceability......................................................................9
              4.5     No Violation or Conflict...........................................................................9
              4.6     Consents and Approvals............................................................................10
              4.7     Brokers...........................................................................................10
              4.8     Capitalization....................................................................................10
              4.9     Financial Statements..............................................................................10
              4.10    Absence of Undisclosed Liabilities................................................................10
              4.11    Subsidiaries and Investments......................................................................10
              4.12    Inventories.......................................................................................11
              4.13    Accounts and Notes Receivable.....................................................................11
              4.14    Conduct of Business...............................................................................11
              4.15    Compliance with Laws..............................................................................12
              4.16    Litigation........................................................................................12
              4.17    Title to and Condition of Personal Property.......................................................13
              4.18    Real Property.....................................................................................13
              4.19    Intangible Property...............................................................................14
              4.20    Governmental Authorizations.......................................................................14
              4.21    Other Person Authorizations.......................................................................15
              4.22    Insurance.........................................................................................15
              4.23    Major Customers and Suppliers; Supplies...........................................................15

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              4.24    Personnel.........................................................................................16
              4.25    Labor Relations...................................................................................16
              4.26    Employment Agreements and Employee Benefit Plans..................................................16
              4.27    Tax Matters.......................................................................................17
              4.28    Material Agreements...............................................................................18
              4.29    Related Parties...................................................................................20
              4.30    Absence of Certain Business Practices.............................................................20
              4.31    Products and Services.............................................................................20
              4.32    Environmental Matters.............................................................................21
              4.33    List of Accounts..................................................................................21
              4.34    Certain Claims; Business Generally................................................................21
              4.35    Restricted Securities.............................................................................22
              4.36    Disclosure........................................................................................22

ARTICLE V - Certain Agreements..........................................................................................22
              5.1     Preserve Accuracy of Representations and Warranties...............................................22
              5.2     Consents of Third Parties; Governmental Approvals.................................................22
              5.3     Operations Prior to the Closing Date..............................................................22
              5.4     Acquisition Proposals.............................................................................24
              5.5     Name..............................................................................................25
              5.6     Access............................................................................................25
              5.7     Investigation.....................................................................................25
              5.8     Notification......................................................................................25
              5.9     Reasonable Efforts................................................................................25
              5.10    Publicity.........................................................................................26

ARTICLE VI - Additional Agreements......................................................................................26
              6.1     Certain Tax Payments..............................................................................26
              6.2     Guarantees........................................................................................26
              6.3     Survival..........................................................................................26
              6.4     Indemnification...................................................................................26
              6.5     Noncompetition; Standstill........................................................................28
              6.6     Confidentiality...................................................................................29
              6.7     (Omitted).........................................................................................30
              6.8     Voting Agreement and Proxy........................................................................30
              6.9     Continuing Obligations............................................................................30
              6.10    Portela and Aleman Employment Agreements..........................................................31
              6.11    Registration Rights Agreement.....................................................................31
              6.12    Delivery of Schedules and Exhibits................................................................31

ARTICLE VII - Closing; Conditions Precedent; Termination................................................................31
              7.1     Closing...........................................................................................31
              7.2     Conditions Precedent to the Obligations of the Buyer and HEICO....................................33
              7.3     Conditions Precedent to the Obligations of the Company and the Sellers............................34
              7.4     Termination.......................................................................................35
              7.5     Notice of Termination.............................................................................36
              7.6     Effect of Termination.............................................................................36

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ARTICLE VIII - Miscellaneous............................................................................................36
              8.1     Notices...........................................................................................36
              8.2     Entire Agreement..................................................................................37
              8.3     Assignment........................................................................................37
              8.4     Waiver and Amendment..............................................................................37
              8.5     No Third Party Beneficiary........................................................................37
              8.6     Severability......................................................................................37
              8.7     Expenses..........................................................................................37
              8.8     Headings..........................................................................................38
              8.9     Counterparts......................................................................................38
              8.10    Litigation; Prevailing Party......................................................................38
              8.11    Injunctive Relief.................................................................................38
              8.12    Governing Law and Venue...........................................................................38
              8.13    Risk of Loss......................................................................................38
              8.14    Further Assurances................................................................................38
              8.15    Remedies Cumulative...............................................................................39
              8.16    Participation of Parties; Construction............................................................39
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                                    EXHIBITS

        A    Portela Employment Agreement
        B    Aleman Employment Agreement
        C    (Omitted)
        D    (Omitted)
        E    Registration Rights Agreement
        F    Division of Purchase Price Consideration


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                            STOCK PURCHASE AGREEMENT

    This Stock Purchase Agreement is entered into in Dade County, Florida as of July 25, 1997, among HEICO Corporation, a Florida corporation ("HEICO"), N.A.C. Acquisition Corporation, a Florida corporation to be formed and to be an indirect wholly-owned subsidiary of HEICO ("Buyer"), Northwings Accessories Corporation, a Florida corporation (the "Company"), RAMON PORTELA ("Portela") and OTTO NEUMAN ("Neuman") (Portela and Neuman are sometimes referred to in this Agreement individually as a "Seller" and collectively as the "Sellers").

                             PRELIMINARY STATEMENTS

    A. The Sellers collectively own in excess of 98% of all of the issued and outstanding capital stock (the "Shares") of the Company and have agreed to use their best efforts to cause the other Shares not owned by the Sellers to be sold to Buyer on substantially the same price per share as Sellers are receiving.

    A. The Buyer desires to acquire from the Sellers, and the Sellers desire to sell to the Buyer all of the Shares of the Company on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

    In consideration of the preliminary statements and the respective covenants, representations and warranties contained in this Agreement, the parties agree as set forth below.

                                    ARTICLE I

                                   DEFINITIONS

    Each term which is defined on SCHEDULE 1 to this Agreement shall have the meaning ascribed thereto on SCHEDULE 1.

                                   ARTICLE II

                        PURCHASE OF SHARES; CONSIDERATION

    2.1 SHARES TO BE PURCHASED. On the terms and subject to the conditions set forth herein, on the Closing Date, the Sellers shall sell, transfer, assign, convey and deliver to the Buyer, all of Sellers' right, title and interest in and to all of the Shares.

    2.2 CONSIDERATION. The aggregate purchase price for all of the Shares shall be Ten Million Five Hundred Thousand Dollars ($10,500,000). Such Purchase Price consideration shall be payable in cash and shares of HEICO Corporation Common Stock and shall be divided among each Seller in the manner set forth on Exhibit "F" hereto.

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                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF HEICO AND THE BUYER

    In order to induce the Company and the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, as of the date hereof and as of the Closing Date, HEICO and the Buyer, jointly and severally, make the representations and warranties set forth below to the Company and the Sellers.

    3.1 ORGANIZATION. Each of HEICO and the Buyer (when formed) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of HEICO and the Buyer has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

    3.2 AUTHORIZATION; ENFORCEABILITY. Subject to the approval of the Board of Directors of HEICO, the execution, delivery and performance of this Agreement by HEICO and the Buyer and the consummation by HEICO and the Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of HEICO and the Buyer. Subject to the approval of the Board of Directors of HEICO, this Agreement and all other documents to be executed by HEICO or the Buyer pursuant to this Agreement have been and will be duly authorized, executed and delivered by them, as applicable, and constitute, and upon execution will constitute, the legal, valid and binding obligations of HEICO and the Buyer, as applicable, enforceable against them, as applicable, in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

    3.3 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by HEICO and the Buyer and the consummation by HEICO and the Buyer of the transactions contemplated hereby: do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of HEICO's or the Buyer's Articles of Incorporation or Bylaws; and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of HEICO or the Buyer pursuant to any material instrument or agreement to which HEICO or the Buyer is a party or by which HEICO or the Buyer or any of their respective properties may be bound or affected.

    3.4 BROKERS. Except for World Business Brokers, neither HEICO nor the Buyer has employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement. The fees owed to World Business Brokers resulting from its engagement by HEICO shall be the responsibility of HEICO.

    3.5 CONSENTS AND APPROVALS. Except for appropriate filings under the Exchange Act, no consent, approval, waiver or authorization of, or registration, qualification or filing with or notice to any federal, state or local governmental or regulatory authority is required to be made by HEICO or the

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Buyer in connection with the execution, delivery or performance of this
Agreement by HEICO or the Buyer or the consummation by them of the transactions contemplated hereby.

    3.7 VALIDITY OF EXCHANGE SHARES. When issued and delivered in accordance with the terms of this Agreement, the Exchange Shares shall be duly and validly authorized, issued and outstanding, fully paid and non-assessable, shall not have been issued in violation of preemptive rights of any Person.

    3.8 EXCHANGE ACT REPORTS. As of the respective dates they were filed with the Commission, HEICO's most recent Form 10-K and each of its Exchange Act filings with the Commission thereafter, complied in all material respects with the rules and regulations of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes to HEICO required to be publicly disclosed by HEICO that have not been publicly disclosed. To the best knowledge of HEICO, HEICO has not been informed of any investigation of HEICO by the Securities and Exchange Commission that could have a material adverse effect on HEICO. Sellers have received all HEICO's filings with the Commission during the last twelve (12) months (the "Disclosure Documents").

    3.9 CERTAIN SECURITIES REPRESENTATIONS. Each Seller is acquiring the shares of HEICO ("Securities") for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act of 1933 (the "Securities Act"), and each Seller has no present or presently contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the distribution thereof.

        (a) Each Seller understands that because the Securities have not been registered under the Securities Act, it cannot dispose of any or all of the Securities unless the relevant shares are subsequently registered under the Securities Act or exemptions from such registration are available. Each Seller understands that each certificate representing the Securities will bear the following legend or one substantially similar thereto:

         The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and any other applicable securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Act and other applicable securities laws or an opinion of counsel satisfactory to the Company is obtained to the effect that an exemption from such registration requirements is available. There are certain other limitations on the public sale of these securities.

        (b) Each Seller is sufficiently knowledgeable and experienced in the making of investments so as to be able to evaluate the risks and merits of its investment in HEICO, and is able to bear the economic risk of loss of its investment in HEICO. Each Seller has carefully reviewed the representations concerning HEICO contained in this Agreement and the information contained in the Disclosure Documents and has made detailed inquiry concerning HEICO, its business and its personnel; and the officers of HEICO have made available to each Seller any and all written information which it has requested and have answered to such Seller's satisfaction all inquiries made by such Seller.


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        (c) The Sellers has been advised that the Securities have not been and are not presently being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company in issuing the Securities is relying upon, among other things, the representations and warranties of each Seller contained in this Agreement.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

    In order to induce HEICO and the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, as of the date hereof and as of the Closing Date, the Company and each of the Sellers, jointly and severally, make the representations and warranties set forth below to HEICO and the Buyer.

    4.1 OWNERSHIP OF SHARES. Each Seller is the record and beneficial owner of the Shares as set forth on Schedule 4.1, free and clear of any and all Encumbrances.

    4.2 POWER AND AUTHORITY: ENFORCEABILITY. The Sellers have all requisite right, power and authority to enter into this Agreement and each Ancillary Document to be entered into by them pursuant hereto and to sell, transfer and deliver the Shares owned by them to the Buyer and perform their obligations hereunder and thereunder, and this Agreement and each such Ancillary Document constitutes or, will upon execution thereof constitute, the legal, valid and binding obligation of the Sellers, enforceable against them in accordance with its terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

    4.3 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Neither the ownership nor the leasing of the Company's properties nor the conduct of its businesses requires the Company to qualify to transact business as a foreign corporation in any jurisdiction. The Company has all requisite right, power and authority to (a) own or lease and operate its properties and assets, (b) conduct its business as presently conducted, and (c) engage in and consummate the transactions contemplated hereby.

    4.4 AUTHORIZATION; ENFORCEABILITY. This Agreement and all other documents to be executed and delivered by the Company or any of the Sellers pursuant to this Agreement have been and will be duly authorized, executed and delivered by them, as applicable, and constitute, and upon execution will constitute, the legal, valid and binding obligations of the Company and each of the Sellers, as applicable, enforceable against them, as applicable, in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

    4.5 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by the Company and the Sellers and the consummation by the Company and the Sellers of the transactions contemplated hereby: (a) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of the Company's Articles or Certificate of Incorporation or Bylaws, or other organizational documents or any license, franchise or permit to which any Seller or the Company is a


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party or by which any of them is bound; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of any Seller or of the Company pursuant to any instrument or agreement to which any of the Sellers or the Company is a party or by which any of the Sellers or the Company or their respective properties or assets may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing, each of which instruments or agreements is listed on Schedule 4.3 hereto.

    4.6 CONSENTS AND APPROVALS. No consent, approval, waiver or authorization of, or registration, qualification or filing with or notice to any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by any of the Sellers or the Company in connection with the execution, delivery or performance of this Agreement by the Company or by the Sellers or the consummation by the Company or the Sellers of the transactions contemplated hereby, except for the consents of governmental authorities to the assignment of the Material Agreements set forth on Schedule 4.4, all of which will be received prior to the Closing.

    4.7 BROKERS. None of the Sellers nor the Company has employed any financial advisor, broker or finder, and none of them has incurred or will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

    4.8 CAPITALIZATION. The issued and outstanding capital stock and securities of the Company are owned as set forth in Schedule 4.8.

    4.9 FINANCIAL STATEMENTS. The Company has previously delivered to the Buyer a true and complete copy of (a) the balance sheets of the Company at December 31, 1996, and the statements of income and retained earnings of the Company for the fiscal year ended on such date, the "Unaudited Financial Statements"), and
(b) the balance sheet at May 31, 1997 and statement of income and retained earnings of the Company for the five-month period ended on such date, (the "Unaudited Interim Financial Statements"). The Unaudited Financial Statements and the Unaudited Interim Financial Statements: (a) have been prepared in accordance with the books of account and records of the Company, which books and records have been maintained in a consistent manner; (b) fairly present, and are true, correct and complete statements in all material respects of the Company's financial condition, assets, liabilities, equity and the results of its operations and cash flows at the dates and for the periods specified in those statements.

    4.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule
4.10 hereto and except as and to the extent reflected in the unaudited Interim Financial Statements, the Company has no liabilities, commitments or obligations of any nature whatsoever, whether accrued, contingent or otherwise and whether due or to become due (other than nonmaterial, both individually and in the aggregate, liabilities, commitments or obligations incurred since May 31, 1997 in the ordinary course of business consistent with past practices to Persons other than the Sellers or Affiliates of the Company or the Sellers) or any unrealized or anticipated losses from any commitments of the Company, and there is no basis for assertion against the Company of any such liability, commitment, obligation or loss.

    4.11 SUBSIDIARIES AND INVESTMENTS. The Company has no Investments. The Company has no Subsidiaries.


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    4.12 INVENTORIES. The Inventories of the Company shown on the balance sheets included in the unaudited Financial Statements and the unaudited Interim Financial Statements and the Inventories of the Company as of the Closing Date, are stated and will be stated at not more than the lower of cost or market, are fit for their particular use, do not and will not include any items below standard quality, defective, damaged or spoiled, obsolete or of a quality or quantity not usable or salable in the ordinary course of the business of the Company as currently conducted (other than items in need of repair in the ordinary course of business), the value of which has not been fully written down or reserved against in the audited Financial Statements and the audited Interim Financial Statements. The Company has and will continue to have adequate quantities and types of inventory to enable it to conduct its businesses consistent with past practices and anticipated operations.

    4.13 ACCOUNTS AND NOTES RECEIVABLE. The Company shall deliver to HEICO a list of the accounts and notes receivable showing the balance sheets in the unaudited Financial Statements. All of such accounts and notes, together with those as of June 30, 1997 contained in Schedule 4.13, are bona fide, valid and binding claims arising in the ordinary course of the Company's business, subject to no valid defenses, counterclaims or setoffs, and are believed to be collectible in accordance with their terms.

    4.14 CONDUCT OF BUSINESS. Except as disclosed on SCHEDULE 4.14 hereto, since December 31, 1996, the Company has conducted its businesses only in the ordinary and usual course consistent with past practices and there has not occurred any material adverse change in its condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects. Without limiting the generality of the foregoing, except as disclosed on SCHEDULE 4.14, since December 31, 1996, the Company has not:

        (a) declared or paid any dividends or other distribution (whether in cash, stock or other property) with respect to its capital stock, or otherwise transferred or agreed to transfer any assets to any of its shareholders or Affiliates;

        (b) suffered any material damage, destruction or loss, whether or not covered by insurance, which has had or could have an adverse effect on any of its properties, assets, business or prospects;

        (c) voluntarily or involuntarily sold, transferred, surrendered, abandoned or disposed of any of its assets or property rights (tangible or intangible), other than inventory and minor amounts of personal property in the ordinary course of business consistent with past practices at a price equal to the greater of fair market value or book value;

        (d) disclosed any proprietary or confidential information to any third party;

        (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any Encumbrance, except Permitted Encumbrances;

        (f) created, incurred or assumed any liability or indebtedness, for borrowed money or entered into any capitalized lease obligations;

        (g) made or committed to make any capital expenditures;

        (h) applied any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Seller or any Affiliate thereof or to the prepayment of any such amounts, or otherwise entered into or modified any arrangement with any Affiliate of the Company or any Seller;

        (i) written off the value of any inventory or any accounts receivable or increased the reserves for obsolete, damaged, spoiled or otherwise not usable inventory or doubtful or uncollectible receivables;

        (j) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment or otherwise), other than merit increases to officers and employees (other than the Sellers and their Affiliates) in the ordinary course of business and consistent with past practices;

        (k) altered the manner of keeping its books, accounts or records, or changed in any manner the accounting practices therein reflected;

        (l) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular dates or the dates when the same could have been collected in the ordinary course of business consistent with past practices;

        (m) allowed its levels of inventory to vary in any material respect from the levels customarily maintained;

        (n) experienced any other event or condition of any character which has had or could have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of the Company, or on employee, customer or supplier relations;

        (o) engaged in or agreed to engage in any of the transactions or occurrences which would be prohibited prior to the Closing under SECTION 5.3(b); or

        (p) agreed, whether in writing or otherwise, to do any of the foregoing.

    4.15 COMPLIANCE WITH LAWS. Except as set forth on Schedule 4.15, the Company has conducted its business in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to it, including without limitation those relating to
(a) the development, testing, manufacture, packaging, distribution and marketing of products, (b) employment, safety and health, and (c) environmental protection, building, zoning and land use. No governmental authority has asserted that the Company is not in compliance with any such laws, ordinances, regulations, judgments, rulings, orders and other requirements. The Company is not subject to any order, judgment or decree of any court or governmental authority. The Buyer has been furnished with true and correct copies of all reports of inspections of the Company's businesses and properties through the date hereof under all applicable federal, state, foreign and local laws and regulations. Except as set forth on Schedule 4.15, there has been no inspection of the Company's businesses and properties conducted by insurance companies, consultants, or any other Persons. All deficiencies noted in any such reports have been corrected.

    4.16 LITIGATION. Except as set forth on SCHEDULE 4.16, there are no actions, suits, investigations, claims or proceedings pending or, to the knowledge of the Company or any of the Sellers, threatened before any court, governmental or regulatory authority or arbitrator: (a) affecting the Company (as plaintiff or defendant) which: (i) could, individually or in the aggregate, have an adverse effect on the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Company; or (ii) without limiting the generality of the foregoing (A) threatens to revoke, vary, modify or terminate any of the Governmental Authorizations or to declare any of them invalid in any respect; (B) involves any of the Intangible Property; (C) involves any claim against the Company under any warranty, whether express or implied, on products repaired, overhauls or services sold by the Company; (D) involves any claim against the Company for injury to persons, animals or property suffered as a result of the sale, manufacture or distribution of any product or performance of any repairs, overhauls or services by the Company including, but not limited to, claims arising out of the defective or unsafe nature of its products or services; or
(E) involves a claim for specific performance, injunctive relief or other equitable remedies; or (b) which questions the legality or propriety of the transactions contemplated by this Agreement; and there exist no facts or circumstances known to the Company or the Sellers creating a reasonable basis for the institution of any such action, suit, investigation, claim or proceeding described in clauses (a) or (b) above. No action, suit, investigation, claim or proceeding of the kind described in clauses (a) and (b) above have been pending, settled or adjudicated during the three years preceding the date of this Agreement.

    4.17 TITLE TO AND CONDITION OF PERSONAL PROPERTY. The Company has, and will have at Closing, good, valid and marketable title to all of the assets of the Company, including, without limitation, each item of equipment and other personal property, tangible and intangible, included as an asset in the audited Interim Financial Statements dated June 30, 1997 (other than inventory disposed of in the ordinary course of business consistent with past practices since June 30, 1997 to Persons other than the Sellers or Affiliates of the Company or any of or the Sellers) and to each item of equipment and other personal property, tangible and intangible, acquired since June 30, 1997, free and clear of any Encumbrances whatsoever except for Permitted Encumbrances. SCHEDULE 4.17 contains a detailed list as of June 30, 1997 of all machinery, equipment, vehicles, furniture and other personal property owned by the Company or used by the Company in the operation of its business, having an original cost of $2,000 or more. All tangible personal property owned by the Company or used by the Company in the operation of its business is in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted, and is adequate for the business conducted by the Company. Except for the licenses to use certain Rights specifically identified on SCHEDULE 4.17, there are no properties or assets, tangible or intangible, owned by any Person other than the Company which are used in connection with the business of the Company.

    4.18 REAL PROPERTY. SCHEDULE 4.18 sets forth the street address of each parcel of real property owned by the Company (the "REAL PROPERTY") and a brief description of the improvements located thereon (the "OWNED IMPROVEMENTS"). The Sellers have previously delivered to the Buyer, with respect to each parcel of Real Property: (a) a copy of the deed pursuant to which the Company acquired such parcel of Real Property; and (b) a copy of an owner's title insurance policy issued to the Company. The Real Property is not subject to any pending or, to the Sellers' knowledge, threatened assessments for public improvements nor is the Real Property subject to any pending, or, to the Sellers' knowledge, threatened condemnation or eminent domain proceedings. There are no encroachments onto the Real Property and the Owned Improvements do not encroach onto any rights-of-way, easements or property of others. The Company possesses good, marketable and insurable fee simple title to the Real Property, free and clear of all Encumbrances other than Permitted Encumbrances and matters reflected on the owner's title insurance policies previously delivered to the Buyer, which matters, individually and in the aggregate, do not adversely impair the marketability of the Real Property or the use of the Real Property as it is now used by the Company. Each of the parcels of Real Property has available adequate utilities, including electricity, water and sewer, and access for ingress and egress to and from public roads adjoining all or a part of such property, in each case which is adequate for use of such property as presently used by the Company. SCHEDULE 4.18 sets forth the street address of each parcel of real property leased by the Company (the "LEASED PROPERTY"), and a brief description of the improvements located thereon (the "LEASED IMPROVEMENTS") (the Owned Improvements and the Leased Improvements are collectively referred to as the "IMPROVEMENTS"). The Company has previously delivered to the Buyer a true and complete copy of all of the lease agreements, as amended to date (the "LEASES") relating to the Leased Property. The Company enjoys peaceful and undisturbed possession of the Leased Property. All Improvements are structurally sound, in a state of good maintenance and repair and in a condition adequate and suitable for the effective conduct therein of the business conducted and proposed to be conducted by the Company. No Person other than the Company has any right to use or occupy any part of the Leased Property. Neither any Seller nor the Company has any knowledge that any Lease will not be renewed upon its expiration date on terms and conditions substantially similar to the terms existing thereunder.

    4.19 INTANGIBLE PROPERTY. Set forth on SCHEDULE 4.19 is a list and description of all foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used, licensed or controlled by the Company and all goodwill associated therewith (collectively, the "RIGHTS"). Except as set forth on SCHEDULE 4.19:
(a) the Company is the sole and exclusive owner of all right, title and interest in and to all of the Rights and in and to each invention, formula, software, trade secret, technology, product, composition, formula, know-how, method or process used by the Company (together with the Rights, hereinafter collectively referred to as "INTANGIBLE PROPERTY"), and has the exclusive right to use and license the same, free and clear of any claim or conflict with the rights of others; (b) no royalties, honorariums or fees are payable by the Company to any Person by reason of the ownership or use of any of the Intangible Property; (c) there have been no claims made against the Company asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Property, and to the Company's and the Sellers' knowledge, no grounds for any such claims exist; (d) the Company has not made any claim of any violation or infringement by others of its rights in the Intangible Property, and to the Company's and the Sellers' knowledge, no grounds for any such claims exist; (e) the Company has not received any notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intangible Property and neither the use of the Intangible Property nor the operation of its businesses is infringing or has infringed upon any rights of others; (f) the Intangible Property is sufficient and includes all rights necessary for the Company to lawfully conduct its businesses as presently being conducted; (g) no interest in any of the Company's rights to any Intangible Property has been assigned, transferred, licensed or sublicensed by the Company to any Person other than the Buyer pursuant to this Agreement; (h) to the extent that any item constituting part of the Intangible Property has been registered with, filed in or issued by, as the case may be, any government or other regulatory authority, such registrations, filings or issuances are listed on SCHEDULE 4.19 and were duly made and remain in full force and effect; and (i) neither the Company nor any of the Sellers has any knowledge of any act or failure to act by the Company or any of its directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intangible Property or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of the Intangible Property. To the extent any of the Intangible Property constitutes proprietary or confidential information, the Company has adequately safeguarded such information from disclosure. Except as otherwise indicated on SCHEDULE 4.19, all of the Intangible Property is assignable to the Buyer without alteration or impairment.

    4.20 GOVERNMENTAL AUTHORIZATIONS. Set forth on SCHEDULE 4.20 is a list of all authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company as presently operated (the "GOVERNMENTAL

AUTHORIZATIONS"). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in compliance with the terms of all the Governmental Authorizations. Neither the Company nor any of the Sellers have any knowledge of any facts which could be expected to cause them to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Each of the Governmental Authorizations may be assigned and transferred to the Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval, or act of, or the making of any filings with, any Person.

    4.21 OTHER PERSON AUTHORIZATIONS. Set forth on SCHEDULE 4.21 is a list of all authorizations, consents, approvals, franchises, licenses and permits required by any Person for the operation of the business of the Company as presently operated (the "OTHER PERSON AUTHORIZATIONS"). All of the Other Person Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in compliance with the terms of all the Other Person Authorizations. Neither the Company nor any of the Sellers have any knowledge of any facts which could be expected to cause them to believe that the Other Person Authorizations will not be renewed by the appropriate Person in the ordinary course. Each of the Other Person Authorizations may be assigned and transferred to the Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval, or act of, or the making of any filings with, any Person.

    4.22 INSURANCE. Set forth on SCHEDULE 4.22 is a list of all insurance policies providing insurance coverage of any nature to the Company. The Company has previously delivered to the Buyer a true and complete copy of all of such insurance policies as amended. Such policies are sufficient for compliance by the Company with all requirements of law and all Material Agreements. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company has complied with all material terms and conditions of such policies, including the payment of premium payments. None of the insurance carriers has indicated to the Company an intention to cancel any such policy. The Company has no claim pending or anticipated against any of the insurance carriers under any of such policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

    4.23 MAJOR CUSTOMERS AND SUPPLIERS; SUPPLIES. Set forth on SCHEDULE 4.23 is a list of all customers of the Company and all suppliers of goods or services to the Company during the fiscal years ended December 31, 1995 and 1996 and the six-month period ending June 30, 1997, and with respect to each, the name and address, dollar volume involved and nature of the relationship (including the principal categories of products purchased or sold). Except as indicated on
SCHEDULE 4.23, all supplies and services necessary for the conduct of the Company's businesses as presently conducted and as proposed to be conducted may be readily obtained from alternate sources on comparable terms and conditions as those presently available to the Company. No facts, circumstances or conditions exist which create a reasonable basis for believing that the Company or the Buyer after the Closing Date would be unable to continue to procure and provide the supplies and services necessary to conduct its business on substantially the same terms and conditions as such supplies and services are currently procured and provided. No significant customer or supplier of the Company has terminated its relationship with the Company or advised the Company or any of the Sellers of its intention to terminate its relationship with the Company, decreased its purchases from or sales to the Company, or changed the terms upon which it purchases from or sells to the Company.

    4.24 PERSONNEL. SCHEDULE 4.24 contains the names, job descriptions and annual salary rates (and the most recent date of any increase in salary rates) and other compensation of all employees, officers, directors and consultants of the Company (including compensation paid or payable by the Company under any Plans), and a list of all employee policies (written or otherwise), employee bonus or profit sharing plans, employee manuals or other written statements of rules or policies concerning employment, including working conditions, paid time off, vacation and sick leave, a complete copy of each of which (or a description, if unwritten) has been delivered to the Buyer. Neither the Buyer nor any of its Affiliates shall have any liability or obligations under or with respect to the Workers Adjustment Retraining Notification Act in connection with any of the transactions contemplated in connection herewith.

    4.25 LABOR RELATIONS. None of the employees of the Company is a member of any labor union, and the Company is not a party to, otherwise bound by or, to the Company's or the Sellers' knowledge, threatened, with any labor or collective bargaining agreement. None of the employees of the Company is known to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Without limiting the generality of
SECTION 4.25, (i) no unfair labor practice complaints are pending or, to the Company's or the Sellers' knowledge, threatened against the Company, and (ii) no Person has made or threatened to make any claim, and to the Company's or the Sellers' knowledge, no Person has made any claim and there is no basis for any claim, against the Company under any statute, regulation or ordinance relating to employees or employment practices, including without limitation those relating to age, sex and racial discrimination, conditions of employment, and wages and hours.

    4.26 EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS.

        (a) EMPLOYMENT AGREEMENTS. Except as set forth on SCHEDULE 4.26, there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings between the Company and any officer, director, consultant or employee ("EMPLOYMENT AGREEMENTS"). The Company has previously delivered to the Buyer true and complete copies of all of the Employment Agreements. No such Employment Agreement (i) will require any payment by the Buyer, HEICO or any of its other Subsidiaries or, except as disclosed on
SCHEDULE 4.26, the Company, to any director, officer or employee of the Company, or any other party, by reason of the transactions contemplated by this Agreement, or (ii) provides for the acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Company in favor of any such parties. Except as set forth on SCHEDULE 4.26, the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisers of the Company are such that their employment or engagement may be terminated upon not more than two weeks notice given at any time without liability for payment of compensation or damages and the Company has not entered into any agreement or arrangement for the management of its business or any part thereof other than with its directors or employees. The Company has no unaccrued liability for any arrears of wages, bonuses or other employee benefits (including, without limitation, termination or severance pay, sick pay, personal days and holiday pay) for any of their employees.

        (b) EMPLOYEE BENEFIT PLANS.

            (i) The only employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement or plan or funding arrangement or commitment, policy or practice (including a simplified employee pension plan) sponsored, maintained or to which contributions are made by the Company (a "PLAN") are described on SCHEDULE 4.26. The Company has no "MULTIEMPLOYER PLAN," as such term is defined in ERISA. With respect to each Plan, the Company has delivered or made available to the Buyer current, accurate and complete copies of such Plan (including all other instruments relating thereto).

            (ii) With respect to each Plan, (A) there are no actions, suits, proceedings, investigations or claims pending, or to the knowledge of the Company or the Sellers, threatened, and neither the Company nor the Sellers have any knowledge of any facts which could give rise to any such actions, suits, proceedings, investigations or claims; (B) neither the Company nor any employee or director thereof or any fiduciary of any Plan has, with respect to any such Plan, engaged in a prohibited transaction, as such term is defined in ERISA Section 406, which would subject the Company to any penalties or other liabilities resulting from prohibited transactions under ERISA Sections 409 or 502(i); (C) no event has occurred and no condition exists that would subject the Company to any penalty under ERISA Sections 502(c) or 502(l); (D) the Plan and the Company have complied with all applicable requirements of ERISA; and (E) all insurance premiums related to the Plan required to be paid as of the Closing Date have been or will be paid at or prior to the Closing Date.

            (iii) With respect to any Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1)), the Plan does not prohibit the amendment or termination of the Plan, except that such amendment or termination may be subject to the terms of any applicable collective bargaining agreement.

            (iv) No Plan has been: (A) terminated; (B) amended in any manner which would directly or indirectly increase the benefits accrued, or which may be accrued, by any participant thereunder; or (C) amended in any manner which would increase the cost to the Company, the Buyer or HEICO of maintaining such Plan.

    4.27 TAX MATTERS.

        (a) All federal, state, local and foreign Tax Returns and reports required to be filed with respect to the Company or its businesses or assets, including, without limitation, any consolidated federal income tax returns filed on behalf of the affiliated group (as defined in Section 1504(a) of the Code) of which the Company is a member, and any combined income tax return filed on behalf of a group of corporations of which the Company is a member, have been duly and timely filed as required, are true, correct and complete as filed, and reflect accurately all liability for Taxes for the periods to which such returns and documents relate, and all amounts showing as owing thereon have been paid. All Taxes upon the Company or upon its properties, assets, income or franchises which are due and payable, and all assessments and taxes upon any group of corporations of which the Company is a member or upon such group's properties, assets or income, through the Closing Date have been paid, except as reflected by accruals on the Closing Date balance sheet.

        (b) All Taxes collectible or payable by the Company or relating to or chargeable against any of its assets, revenues or income through December 31, 1996 were fully collected and paid by such date and all similar items collectible or payable through the Closing Date will have been fully collected and paid by that date. No taxation authority has audited the records of the Company or given notice of its intention to audit the records of the Company. No claims or deficiencies have been asserted against the Company with respect to any Taxes which have not been paid or otherwise satisfied and there exists no reasonable basis for the making of any such claims. The Company has not waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to taxation.

    4.28 MATERIAL AGREEMENTS.

        (a) SCHEDULE 4.28 sets forth a brief description of all material written and oral contracts or agreements to which the Company is a party or by which the Company or any of its assets or properties is bound or affected, including without limitation any:

            (i) contract resulting in a commitment for expenditure or other obligation, or which provides for the receipt or potential receipt, involving in excess of $15,000 in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount;

            (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets;

            (iii) agreement which restricts the Company from engaging in any line of business or from competing with any other Person;

            (iv) agreement or arrangement for the sale or lease of any of the assets, property or rights of the Company outside the ordinary course of business or requiring the consent of any party to the transfer and assignment of any assets, property and rights;

            (v) agreement relating to any Intangible Property, including confidentiality or secrecy agreements;

            (vi) agreement relating to the development, manufacture, distribution or sale of any products or products under development by the Company;

            (vii) warranties made with respect to products manufactured, packaged, distributed or sold by the Company;

            (viii) contract for the purchase or lease by the Company of goods, equipment, supplies or capital assets or the performance by others of services which the Company reasonably anticipates will involve the payment by the Company of more than $10,000 after the date hereof or which extends beyond August 31, 1997 or contract for the purchase by the Company of raw materials which the Company reasonably anticipates will involve the payment by the Company of more than $100,000 after the date hereof or which extends beyond August 31, 1997;

            (ix) contract for the sale of products of the Company which the Company reasonably anticipates will involve the payment of more than $250,000 after the date hereof or which extends beyond August 31, 1997;

            (x) consignment, distributor, dealer, manufacturers representative or sales agency contract which the Company reasonably anticipates will involve the payment of more than $10,000 after the date hereof or which extends beyond August 31, 1997 or advertising representative, advertising or public relations contract which the Company reasonably anticipates will involve the payment of more than $25,000 after the date hereof or which extends beyond August 31, 1997;

            (xi) contract not made in the ordinary course of business consistent with past practices;

            (xii) agreement, contract or arrangement with any Affiliates of the Company or either Seller; or

            (xiii) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operations, assets, properties, liabilities, business or prospects of the Company (collectively, and together with the Employment Agreements, Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "MATERIAL AGREEMENTS"). The Company has previously furnished to the Buyer true, complete and correct copies of all written agreements, as amended, required to be listed on SCHEDULE 4.28.

        (b) None of the Material Agreements was entered into outside the ordinary course of business of the Company, contains any provisions that could reasonably be expected to impair or adversely affect in any material way the operations of the Company, or could reasonably be expected to be performed at a material loss.

        (c) The Material Agreements are each in full force and effect and are the valid and legally binding obligations of the Company and, to the Company and the Sellers' knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. Neither the Company nor any of the Sellers have received notice of default by the Company under any of the Material Agreements, and the Company is not in default under any of the Material Agreements and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Company thereunder. To the Company and the Sellers' knowledge, none of the other parties to the Material Agreements is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both, would constitute a default by such other party thereunder. Neither the Company nor any of the Sellers have received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements, nor are any of them aware of any facts or circumstances which could reasonably be expected to lead to any such cancellation, revocation or termination.

        (d) Except as otherwise indicated on SCHEDULE 4.28, each of the Material Agreements may survive the transfer to the Buyer pursuant to this Agreement and will continue in full force and effect under the current terms thereof, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any right thereunder and without the consent, approval or act of, or the making of any filing with any Person.

    4.29 RELATED PARTIES. Except as disclosed on SCHEDULE 4.29, none of the Sellers nor any current director, officer or employee of the Company (individually a "RELATED PARTY" and collectively the "RELATED PARTIES") or any Affiliate of any of the Sellers or any Related Party: (a) owns, directly or indirectly, any interest in any Person which is a competitor, potential competitor, supplier or customer of the Company; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intangible Property) which is utilized by or in connection with the business of the Company; (c) is a customer or supplier of the Company; or (d) directly or indirectly has an interest in or is a party to any contract, agreement, lease, arrangement or understanding, whether or not in writing, pertaining or relating to the Company, except for employment, consulting or other personal service agreements which are listed on SCHEDULE 4.29 hereto.

    4.30 ABSENCE OF CERTAIN BUSINESS PRACTICES. None of the Sellers, any Related Party, any Affiliate of the Sellers or of any Related Party, any agent of the Company, or any other Person acting on behalf of or associated with the Company, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign) or other Person; or (b) directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign) or other Person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the assets, business, operations or prospects of the Company or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Company.

    4.31 PRODUCTS AND SERVICES.

        (a) SCHEDULE 4.31 lists each product repair process or service under development, developed, manufactured, licensed, distributed or sold by the Company and any other products in which the Company has any proprietary rights or beneficial interest (the "PRODUCTS"). Each Product manufactured, repaired or serviced by the Company has been manufactured, repaired or serviced in accordance with (i) the specifications under which the Product is normally and has normally been manufactured, and (ii) without limiting the generality of
SECTION 4.31, the provisions of all applicable laws, policies, guidelines and any other governmental requirements.

        (b) SCHEDULE 4.31 sets forth (i) a list of all Products which at any time have been recalled, withdrawn or suspended by the Company, whether voluntarily or otherwise, including the date recalled, withdrawn or suspended and a brief description of the reasons therefor, and (ii) without limiting the generality of SECTION 4.31, a brief description of all completed or pending proceedings seeking the recall, withdrawal, suspension or seizure of any Product, and (iii) a list of all regulatory letters received by the Company or any of its agents relating to the Company or any of the Products or the Company's establishments.

        (c) Except as set forth on SCHEDULE 4.31, there exist no set of facts which could furnish a basis for the recall, withdrawal or suspension of any product registration, product license, repair or overhaul license, manufacturing license, wholesale dealers license, export license or other license, approval or consent of any governmental or regulatory authority with respect to the Company or any of the Products.

        (d) The Company has previously delivered to the Buyer true and complete copies of all correspondence received or sent by or on behalf of the Company from or to any federal or state governmental or regulatory authority.

    4.32 ENVIRONMENTAL MATTERS. Except as otherwise set forth in SCHEDULE 4.32, no property owned, leased, used or occupied by the Company currently or in the past has been used by the Company or any other Person to manufacture, treat, store, or dispose of any hazardous substance or any other regulated material, and such property is free of all such substances and materials. Without limiting the generality of SECTION 4.32, the Sellers and the Company, and any other Person for whose conduct either it or they are or may be responsible, are in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other regulated substance (including, without limitation, asbestos, radioactive material and pesticides and the keeping and posting of all Material Safety Data Sheets and waste manifests) or to any other actions, omissions or conditions affecting the environment (the "ENVIRONMENTAL LAWS"). Without limiting the generality of SECTION 4.32, neither the Company nor any other Person for whose conduct it may be responsible has received any complaint, notice, order, or citation of any actual or alleged noncompliance with any Environmental Law, and there is no proceeding, suit or investigation pending or, to the Company's and the Sellers' knowledge, threatened against the Company or any such Person with respect to any violation or alleged violation of the Environmental Laws, and there is no reasonable basis for the institution of any such proceeding, suit or investigation.

    4.33 LIST OF ACCOUNTS. Set forth on SCHEDULE 4.33 is: (a) the name and address of each bank or other institution in which the Company maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of the Company's contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; and (d) the persons authorized to transact business in such accounts.

    4.34 CERTAIN CLAIMS; BUSINESS GENERALLY.

        (a) There are no claims existing or, to the best of the Company's and the Sellers' knowledge, threatened under or pursuant to any warranty, whether express or implied, on products or services sold by the Company. There are no claims existing and there is no basis for any claim against the Company for injury to persons, animals or property as a result of the sale, distribution or manufacture of any product or performance of any service by the Company including, but not limited to claims arising out of the defective or unsafe nature of its products or services.

        (b) Since May 31, 1997, there has been no event, transaction or information which has come to the attention of the Company or the Sellers which could reasonably be expected to have an adverse effect on the business, operations or prospects of the Company.

    4.35 RESTRICTED SECURITIES. The Sellers are aware of the extent and nature of certain restrictions on resale of HEICO Common Stock that will or may exist even if such registration occurs. The Sellers are acquiring the HEICO Common Stock for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. All of the Sellers are "ACCREDITED INVESTORS," as defined in the rules promulgated under the Securities Act. No transfers or gifts of the shares of HEICO may be made except in compliance with applicable securities laws.

    4.36 DISCLOSURE. No representation or warranty of the Company or the Sellers contained in this Agreement, and no statement, notice, certificate or other document furnished by or on behalf of the Sellers or the Company to HEICO, the Buyer or their agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide a prospective purchaser of the shares of the Company with full and proper information as to the business, assets, prospects, financial condition or results of operations of the Company.

                                    ARTICLE V

                               CERTAIN AGREEMENTS

    5.1 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in this Agreement inaccurate as of the Closing Date.

    5.2 CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS.

        (a) The Company, HEICO, the Buyer and the Sellers will act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the Buyer and HEICO, from any party to any Material Agreement required to be obtained to satisfy the conditions set forth in SECTION 7.2(d); PROVIDED that the Company shall not make any agreement or understanding affecting the Company as a condition for obtaining any such consent or waivers except with the prior written consent of the Buyer (which consent shall not be unreasonably withheld). The Company and the Sellers shall cause Portela to enter into the Portela Employment Agreement and the Company and the Sellers shall use their best efforts to cause Aleman to enter into the Aleman Employment Agreement.

        (b) During the period prior to the Closing Date, the parties shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Person required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in SECTION 7.2(g); PROVIDED that the Company shall not make any agreement or understanding affecting the Company as a condition for obtaining any such consents or approvals except with the prior written consent of the Buyer (which consent shall not be unreasonably withheld).

    5.3 OPERATIONS PRIOR TO THE CLOSING DATE.

        (a) Until the Closing, the Company shall operate and carry on its business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, the Company shall (i) keep and maintain the Company's assets in good operating condition and repair, (ii) use its reasonable efforts consistent with good business practice to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with it and (iii) continuously maintain insurance coverage substantially equivalent to that presently maintained by the Company. The Sellers shall use all reasonable efforts, consistent with past practices, to promote the Company's business and to maintain the reputation associated with the Company's business, and shall not take or omit to take any action which causes, or which is likely to cause, any deterioration of the Company's present business or relationships with suppliers or customers.

        (b) Notwithstanding SECTION 5.3(a ), except as expressly contemplated by this Agreement, or except with the express written approval of the Buyer the Company shall not:

            (i) enter into or modify any contract, agreement, undertaking or commitment which would have been required to be set forth on SCHEDULES 4.24, 4.25, 4.26 or 4.28, if in effect on the date hereof or enter into any contract which cannot be assigned to the Buyer or a permitted assignee of the Buyer under SECTION 8.3;

            (ii) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers to any Seller or any of its or their Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance (except Permitted Encumbrances) on, any of the Company's Assets, other than inventory and minor amounts of personal property sold or otherwise disposed of in the ordinary course of business consistent with past practices;

            (iii) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business, consistent with pat practices;

            (iv) delay or accelerate payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practices;

            (v) make, or agree to make, any distribution of assets (other than cash) to any Seller or any of its or their Affiliates;

            (vi) make any change in the compensation of its employees, other than changes made in accordance with normal compensation practices and consistent with past compensation practices;

            (vii) allow its levels of inventory to vary in any material respect from the levels customarily maintained;

            (viii) permit to lapse any of its rights to the Intangible Property listed on SCHEDULE 4.19;

            (ix) issue, sell or authorize for issuance or sale any securities or enter into any commitment with respect to the foregoing;

            (x) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

            (xi) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock;

            (xii) create, incur or assume any liability or indebtedness for borrowed money, except in the ordinary course of business consistent with past practices but in no event in an aggregate amount exceeding $20,000;

            (xiii) make or commit to make any capital expenditures in excess of $20,000 in the aggregate;

            (xiv) cancel or waive any material debts, claims or rights or write off the value of any inventory or accounts receivable or increase the reserve for uncollectible receivables or obsolete, damaged or otherwise unsalable inventory, except as required by generally accepted accounting principles or by law;

            (xv) make any loans, advances or capital contributions to any Person, except routine advances to employees in the ordinary course of their business in non-material amounts or enter into any termination or severance arrangement with any employee or consultant;

            (xvi) take any action which could reasonably be expected to have a material adverse affect on the business, assets, operations or prospects of the Company or the Assets of the Company;

            (xvii) apply any of its assets to the direct or indirect payment, prepayment, discharge, satisfaction or reduction of any amount payable, directly or indirectly, to or for the benefit of any Affiliate of any Seller or the Company (except for salary and benefits as currently in effect and except in accordance with existing agreements and arrangements which have been disclosed to the other parties hereto in writing);

            (xviii) guaranty any obligation of any Person or enter into or modify any arrangement with any Affiliate of any Seller or the Company;

            (xix) agree, whether in writing or otherwise, to do any of the foregoing;

            (xx) take any action that could cause the representations and warranties of the Company or the Sellers set forth herein not to be true and correct at and as of the Closing Date as if made at as of each such time; or

    5.4 ACQUISITION PROPOSALS. Except for the transactions contemplated by this Agreement, unless and until this Agreement shall have been terminated, neither the Sellers nor the Company shall, directly or indirectly (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or substantially all of the business and properties of the Company, whether by merger, purchase of assets or otherwise, or (ii) except as required by law, disclose any information not customarily disclosed to any Person concerning the business and properties of the Company, afford to any Person (other than the Buyer and HEICO and their designees) access to the properties, books or records of the Company or otherwise assist or encourage any Person, in connection with any of the foregoing. Without limiting the generality of the foregoing obligations of the Company and the Sellers, in the event the Company or any Seller shall receive any offer or proposal of the type referred to in clause (i) above, the Company shall promptly provide the Buyer with a reasonably detailed description of the terms and conditions thereof.

    5.5 NAME. The Company and each of the Sellers hereby represent, warrant and covenant to the Buyer and HEICO that the corporate name of the Company is as set forth on the signature page hereof and further agree and acknowledge that such name is included with the assets of the Company.

    5.6 ACCESS. The Company shall: (i) afford to the other parties hereto and their agents and representatives reasonable access to the properties, books, records and other information of the Company, PROVIDED that such access shall be granted upon reasonable notice and at reasonable times during normal business hours in such a manner as not to unreasonably interfere with normal business operations; (ii) use its reasonable efforts to cause its personnel to assist the other parties hereto in their investigation of the Company; and (iii) furnish promptly to the other parties all information and documents concerning the business, assets, liabilities, properties and personnel of the Company as may be reasonably requested from time to time. In addition, from the date of this Agreement until the Closing Date, the Company shall cause one or more of its officers to confer on a regular basis with officers of the Buyer and HEICO and to report on the general status of its ongoing operations.

    5.7 INVESTIGATION. The representations, warranties and covenants set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties and covenants were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto shall be deemed to be representations and warranties for purposes of this Agreement. No representation, warranty, covenant or agreement of any party shall limit the generality of any other representation, warranty, covenant or agreement of such party.

    5.8 NOTIFICATION. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of (i) any event that, with the lapse of time or notice or both, would constitute a breach of this Agreement by such party; (ii) any event that would cause any representation or warranty made by such party in this Agreement to be false or misleading in any respect; and (iii) any event which would have been required to be disclosed herein had such event occurred on or prior to the date of this Agreement. Each party shall promptly notify the other of any action, suit or proceeding that is instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Company and the Sellers shall promptly notify the Buyer and HEICO of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the Company or which should have been listed in any Schedule hereto if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof. The updating of any schedule pursuant to this SECTION 5.8 shall not be deemed to release any party for the breach of any representation, warranty or covenant hereunder or of any other liability arising hereunder.

    5.9 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties shall use its diligent and reasonable efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its control to cause to be fulfilled: (i) those conditions precedent to its obligations to consummate the transactions contemplated hereby; and (ii) those actions upon which the conditions precedent to the other party's obligations to consummate this Agreement are dependent.

    5.10 PUBLICITY. The parties agree to reasonably cooperate in issuing any press release or other public announcement or making any governmental filing concerning this Agreement or the transactions contemplated hereby. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental authority which it is by law or otherwise so obligated to disclose or from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations under applicable law. Nothing contained herein shall prevent HEICO from at any time furnishing any information to the AMEX or publicly which it is required to disclose under the applicable rules of the AMEX or the applicable securities laws.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

    6.1 CERTAIN TAX PAYMENTS. The Sellers shall be liable for and shall pay all Taxes applicable to the sale of the Shares to the Buyer.

    6.2 GUARANTEES. Effective as of the Closing, the Buyer shall use its best efforts to cause the Sellers to be released, as of the Closing, from their personal guarantees of certain obligations of the Company as listed on SCHEDULE 6.2.

    6.3 SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement or in any exhibit or schedule to this Agreement shall survive the Closing Date.

    6.4 INDEMNIFICATION.

        (a) BY THE SELLERS. Subject to the limitations set forth in SECTION 6.4(D), Portela and Neuman agree, jointly and severally, to indemnify and hold harmless the Buyer and HEICO and their respective directors, officers, employees and agents from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, the "LOSSES"), arising from, relating to, caused from (whether in whole or in part), in connection with, or incident to:

            (i) any breach, inaccuracy or violation of any of the representations, warranties, covenants or agreements of the Company or any of the Sellers contained in this Agreement, in any schedule or exhibit to this Agreement or in any document or certificate delivered by any of them at or prior to the Closing;

            (ii) any and all loss or liability, including the costs and expenses of prosecution or defense incurred by the Buyer or HEICO as a consequence of or relating to any claims and/or litigation currently pending or threatened (A) against the Company, (B) relating to the Company or (C) relating to the Shares; and

            (iii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

        (b) BY THE BUYER. Subject to the limitations set forth in SECTION 6.4(D), the Buyer agrees to indemnify and hold harmless the Company (and its directors, officers, employees and agents) and the Sellers from, against and in respect of, the full amount of any and all Losses arising from, in connection with, or incident to:

            (i) any breach, inaccuracy or violation of any of the representations, warranties, covenants or agreements of the Buyer or HEICO contained in this Agreement, in any schedule or exhibit to this Agreement or in any document or certificate delivered by the Buyer or HEICO at or prior to the Closing;

            (ii) with respect to any Seller, any and all payments made by such Seller under any of the guarantees listed on SCHEDULE 6.2; and

            (iii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

        (c) INDEMNITY PROCEDURE. A party or parties responsible for indemnifying another party against any matter pursuant to this Agreement is referred to herein as the "INDEMNIFYING PARTY," and a party or parties entitled to indemnity is referred to as the "INDEMNIFIED PARTY."

    An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within 60 business days of the receipt of any written claim from any such third party, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity; PROVIDED, HOWEVER, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

    As to any claim, action, suit or proceeding by a third party, the Indemnifying Party shall be entitled, together with the Indemnified Party, to participate in the defense, compromise or settlement of any such matter through the Indemnifying Party's own attorneys and at its own expense. At the Indemnifying Party's expense, the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof; it being understood that the Indemnified Party shall control any such defense, all at the Indemnifying Party's expense.

    An Indemnifying Party shall not make any settlement of any claims without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business.

    With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earliest to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five days prior to the date that the judgment creditor has the right to execute the judgment or if earlier the date that the Indemnified Party must post any bond with respect to any judgment or other judicial ruling; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party;
(iii) a settlement of the claim; or (iv) with respect to indemnities for Tax liabilities, upon the issuance of any resolution by a taxation authority. Notwithstanding the foregoing, expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

        (d) LIMITATIONS. No party shall have any obligation under the indemnification provisions set forth in SECTIONS 6.5(a) or 6.5(b) until the aggregate of all claims for which such party is responsible under such indemnification provisions with respect to any breach of a representation or warranty exceeds $50,000 (it being understood that such limitation shall be inapplicable with respect to any breach or violation of any covenant or agreement); PROVIDED, HOWEVER, that if any party is responsible for indemnification hereunder for any amount in excess of such amount, then such amount shall not be deemed applicable and such party shall be responsible to fully indemnify the other party for all such claims. None of the limitations of this SECTION 6.4(d) shall apply with respect to indemnification obligations of a party arising in connection with the breach of any representation, warranty or covenant set forth in SECTIONS 2.1, 3.2, 3.3, 3.4, 3.5, 4.2, 4.3, 4.4, 4.5,
4.15, 4.16, 4.27 or 4.29 of this Agreement, and none of the limitations of this
SECTION 6.4(d) shall apply with respect to any action based upon intentional or fraudulent actions, misrepresentations or breaches of any party.

        (e) INDEMNIFICATION PAYMENTS NET OF TAXES. All sums payable by an Indemnifying Party as indemnification under this SECTION 6.5 shall be paid free and clear of all deductions or withholdings (including any taxes or governmental charges of any nature) unless the deduction or withholding is required by law, in which event or in the event the Indemnified Party shall incur any liability for tax chargeable or assessable in respect of any such payment, the Indemnifying Party shall pay such additional amounts as shall be required to cause the net amount received by the Indemnified Party to equal the full amount which would otherwise have been received by it had no such deduction or withholding been made or no such liability for taxes been incurred.

        (f) SET-OFF. The Buyer and HEICO shall be entitled, at their discretion and in addition to any other rights and remedies they may have in law and in equity, to set off at any time and from time to time, the amount of any Losses against any obligations of HEICO or the Buyer to the Company or any Seller under this Agreement or under any of the agreements entered into pursuant hereto, including, without limitation, the Shares.

    6.5 NONCOMPETITION; STANDSTILL.

        (a) Each of the Sellers and the Company acknowledges that in furtherance of the sale of the Shares to the Buyer and in order to assure the Buyer and HEICO that the Buyer and HEICO will retain the value and goodwill of the Shares and the business so sold, each of the Company and the Sellers agree not to utilize their special knowledge of the business of the Company and their relationships with customers, suppliers and others to compete with the Buyer or HEICO in any business which is the same as the business (the "PROHIBITED BUSINESS") as conducted by the Company, HEICO or the Buyer, including, without limitation, the repair and overhaul of aviation parts, including any repairs and overhauls normally done at FAA repair stations. For a period of three years beginning on the Closing Date, neither the Company, nor any Seller shall, directly or indirectly, assist in the creation or development of, engage or have an interest, anywhere in the United States of America or any other geographic area where the Company or HEICO does business or in which its Products are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except as an employee or consultant of the Buyer or HEICO or any of their Affiliates), or through the investment of capital, lending of money or property, rendering of services or advice or otherwise, in any business competitive with or similar to the Prohibited Business. During the same period, neither the Company nor any Seller shall, nor shall they permit any of their employees, agents or others under any of their control to, directly or indirectly, on behalf of the Company or any Seller or any other Person, (i) call upon, accept business from, or solicit the business of any Person who is, or who had been at any time during the preceding two years, a customer of the Company or otherwise divert or attempt to divert any business from the Buyer or HEICO; or (ii) recruit or otherwise solicit or induce any person who was an employee of, or otherwise engaged by, the Buyer, HEICO or the Company at any time after January 1, 1997 to terminate his or her employment or other relationship with the Company or the Buyer or HEICO, or hire any person who has left the employ of the Company or the Buyer or HEICO during the preceding two years. Neither the Company nor any Seller shall at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Buyer. The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities registered under the Exchange Act shall not be deemed to be a violation of the provisions of this SECTION 6.5(a). Provided, however, if Portela's employment under the Portela Employment Agreement is terminated for a reason other than "cause" (as defined in the Portela Employment Agreement), the non-compete and non-solicitation period of the Portela Employment Agreement shall apply to this Section 6.5(a).

        (b) Each of the Sellers and the Company hereby agrees that for a period ending on the date which is ten years from the Closing neither any Seller nor the Company nor any Affiliate, successor or assign of any of them (regardless of whether such Person is an Affiliate on the date hereof) will (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, control of HEICO, (b) make, or in any way participate, directly or indirectly, as advisor or otherwise, in any "solicitation" of "proxies" or consents to vote (as such terms are used in the proxy rules of the Commission), or seek to advise or influence any Person with respect to the voting of any voting securities of HEICO, in opposition to any proposed actions of the Board of Directors of HEICO or in opposition to any nominees for Directors of HEICO which nominees have been nominated by HEICO, its management or its Board of Directors, (c) seek or assist any other party in seeking representation on the Board of Directors of HEICO through the election to the Board of Directors of individuals(s) not nominated and supported by HEICO, its management and Board of Directors, (d) pursue or publicly announce an interest in pursuing an acquisition of control of HEICO or an alteration of the composition of HEICO's Board of Directors or (e) advise or otherwise act, alone or in concert with others, directly or indirectly, to seek to control or influence the management, Board of Directors or policies of HEICO.

    6.6 CONFIDENTIALITY. The Company and the Sellers acknowledge that the Intangible Property and all other confidential or proprietary information with respect to the business and operations of the Company are valuable, special and unique assets included within the Assets of the Company. The Company and the Sellers shall not, and shall cause their respective Affiliates to not, at any time, disclose, directly or indirectly, to any Person, or use or authorize or purport to authorize any Person to use any confidential or proprietary information with respect to the Company, HEICO or the Buyer, whether or not for the Company's or any Seller's own benefit, without the prior written consent of the Buyer and HEICO, including without limitation, information as to the financial condition, results of operations, customers, suppliers, products, products under development, inventions, sources, leads or methods of obtaining new products or business, Intangible Property, pricing methods or formulas, cost of supplies, marketing strategies or any other information relating to the Company, HEICO or the Buyer which could reasonably be regarded as confidential, but not including information which is or shall become generally available to the public other than as a result of disclosure by the Company or a Seller or any of their agents, Affiliates or representatives or a person to whom any of them has provided such information.

    6.7 (OMITTED).

    6.8 VOTING AGREEMENT AND PROXY. The Sellers hereby grant to Laurans A. Mendelson, Chairman of The Board of the Buyer, an irrevocable proxy (the "Proxy") to vote the shares received pursuant to this Agreement, and any other HEICO Common Stock owned, directly or indirectly, by Sellers or any Affiliate to Sellers in the election of the Directors of the Company and in any vote of stockholders, including, but not limited to, proposed changes of control, mergers and other similar extraordinary transactions. The Proxy will be voted at the direction of the majority of the Board of Directors of the Buyer and the Board of Directors of the Buyer may designate an individual who it selects to be granted the Proxy in the event that Laurans A. Mendelson should be unable to vote the Proxy. To enable compliance with this Section, Sellers agree to identify for Buyer any HEICO Common Stock held by Sellers or Affiliates of Sellers in brokerage, nominee, custodial or other accounts. This proxy shall terminate upon the public sale of the specific shares of HEICO as to which this proxy applies.

    6.9 CONTINUING OBLIGATIONS. The restrictions set forth in SECTIONS 6.5, 6.6 and 6.8 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company and the Buyer and HEICO. The parties hereto acknowledge that the Buyer and HEICO would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Buyer and HEICO in the event the covenants contained in SECTIONS 6.5, 6.6 and 6.8 were not complied with in accordance with their terms. Accordingly, the Company and the Sellers agree that any breach or threatened breach by any of them of any provision of SECTIONS 6.5, 6.6 and 6.8 shall entitle the Buyer and HEICO to injunctive and other equitable relief without the posting of any bond or security to secure the enforcement of these provisions, in addition to any other remedies which may be available to the Buyer and HEICO, and that the Buyer and HEICO shall be entitled to receive from the Company and the Sellers reimbursement for all attorneys' fees and expenses incurred by the Buyer and HEICO in enforcing these provisions. In addition to its other rights and remedies, the Buyer and HEICO shall have the right to require the Company and any Seller who breaches any of the covenants contained in SECTIONS 6.5, 6.6 and 6.8 to account for and pay over to the Buyer and HEICO, as the case may be, all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Company or such Seller from the action constituting such breach. If the Company or any Seller breaches the covenant set forth in SECTION 6.5, the running of the noncompete period described therein shall be tolled with respect to the Company or such Seller for so long as such breach continues. It is the desire and intent of the parties that the provisions of SECTIONS 6.5, 6.6 and 6.8 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of SECTIONS 6.5, 6.6 or 6.8 relating to the time period, scope of activities or geographic area of restrictions are declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of SECTIONS 6.5,
6.6 or 6.8 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

    6.10 PORTELA AND ALEMAN EMPLOYMENT AGREEMENTS. At the Closing, (i) the Buyer shall, and the Company and the Sellers shall cause Portela to, enter into the Employment and Non-Competition Agreement attached hereto as EXHIBIT A (the "PORTELA EMPLOYMENT AGREEMENT"), and (ii) the Buyer shall, and the Company and the Sellers shall use its best efforts to, cause Humberto Aleman to enter into the Employment and Non-Competition Agreement attached hereto as EXHIBIT B (the "ALEMAN EMPLOYMENT AGREEMENT").

    6.11 REGISTRATION RIGHTS AGREEMENT. At the closing, the Sellers and Buyer shall enter into the Registration Rights Agreement attached hereto as Exhibit "E".

    6.12 DELIVERY OF SCHEDULES AND EXHIBITS. Within ten (10) days from the date of this Agreement, Sellers and the Company shall deliver to Buyer a complete set of the Schedules and Exhibits called for by this Agreement prepared in good faith and containing all the required information. The Schedules and Exhibits must be in form and substance satisfactory to Buyer and HEICO in their sole discretion.

                                   ARTICLE VII

                   CLOSING; CONDITIONS PRECEDENT; TERMINATION

    7.1 CLOSING. The consummation of the sale and purchase and the transfers and deliveries to be made pursuant to this Agreement (the "CLOSING") shall take place at 10:00 a.m. local time (but shall be deemed to have occurred at 12:01 a.m. local time) at the offices of Greenberg Traurig P.A., five business days after all the closing conditions have been met (the "CLOSING DATE"), or at such other place, time or date as may be agreed to by the parties. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

        (a) At the Closing, the Company and the Sellers shall deliver to the
Buyer:

            (i) A Copy of the Articles or Certificate of Incorporation of the Company certified as of a recent date by the Secretary of State of Florida and a copy of the by-laws of the Company certified on the Closing Date by the secretary or an assistant secretary of the Company;

            (ii) Certificate of good standing of the Company issued as of a recent date by the Secretary of State of Florida;

            (iii) Incumbency certificates, duly executed and dated the Closing Date, with respect to the officers of the Company executing this Agreement;

            (iv) Copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the secretary or an assistant secretary of the Company as of the Closing Date;

            (v) Opinion of counsel to the Company and the Sellers, duly executed by them and substantially in the form and substance reasonably satisfactory to counsel for Buyer.

            (vi) Duly executed certificates of title (or like documents) with respect to any vehicles or other equipment included in the Assets of the Company for which a certificate of title is required in order to transfer title;

            (vii) All consents, waivers or approvals obtained by the Company with respect to the Assets of the Company or the consummation of the transactions contemplated by this Agreement; and in particular, the Company shall have obtained each of the consents to the assignment or transfer of Material Agreements contemplated by SECTIONS 4.4 and 5.2(a) hereof;

            (viii) The certificate contemplated by SECTION 7.2(f), duly executed by the Sellers and duly authorized officers of the Company;

            (ix) A comfort letter, dated not more than two days prior to the Closing Date, from the Company's independent public accountants, in form and substance acceptable to Buyer and HEICO;

            (x) The Portela Employment Agreement, duly executed by Portela, and the Aleman Employment Agreement, duly executed by Aleman substantially in the forms of EXHIBITS A and B;

            (xi) The Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), duly executed by each of the parties thereto other than HEICO, substantially in the form of EXHIBIT E; and

            (xii) Such other bills of sale, assignments and other instruments of transfer or conveyance as the Buyer and HEICO may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Assets of the Company to the Buyer.

In addition to the above deliveries, the Company and the Sellers shall take all steps and actions as the Buyer may reasonably request or as may otherwise be necessary to put the Buyer in actual possession or control of the Shares.

        (b) At the Closing, the Buyer shall deliver to the Company and/or the
Sellers:

            (i) The cash portion (by wire transfer or cashier's check) of the purchase price and the Shares;

            (ii) Copies of the Articles of Incorporation of the Buyer certified as of a recent date by the Secretary of State of the State of Florida and copies of the by-laws of the Buyer, certified on the Closing Date by the secretary or an assistant secretary of the Buyer;

            (iii) Certificates of good standing of the Buyer and HEICO issued as of a recent date by the Secretary of State of the State of Florida;

            (iv) Incumbency certificates, duly executed and dated the Closing Date, with respect to the officers of HEICO and the Buyer executing this Agreement;

            (v) Copies of the resolutions of Boards of Directors of the Buyer and HEICO authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the secretary or an assistant secretary of the Buyer, as of the Closing Date;

            (vi) Opinion of counsel to the Buyer and HEICO, duly executed by Greenberg Traurig, et al. and reasonably acceptable to Buyer;

            (vii) The certificate contemplated in SECTION 7.3(c), duly executed by the duly authorized officers of the Buyer and HEICO;

            (viii) The Registration Rights Agreement, executed by HEICO substantially in the form of EXHIBIT E; and

            (ix) The Portela Employment Agreement and the Aleman Employment Agreement all executed by HEICO or the Buyer, as applicable, substantially in the forms of EXHIBITS A and B.

    7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER AND HEICO. The obligations of the Buyer and HEICO to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

        (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company and the Sellers contained in this Agreement and in any certificate or other document delivered pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

        (b) COVENANTS PERFORMED. All of the terms, covenants and conditions of this Agreement to be performed or complied with by the Company or the Sellers on or prior to the Closing Date shall have been duly performed or complied with in all respects.

        (c) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event or condition of any character which has adversely affected or may adversely affect in any material respect the Buyer's ability to operate the business of the Company as such business is currently being operated, and no event or condition shall have occurred which has adversely affected or may adversely affect in any material respect the Assets of the Company or the condition (financial or otherwise) of the Company or the Company's assets, liabilities, earnings, book value, business, operations or prospects.

        (d) CONSENTS. The Company shall have obtained all authorizations consents and approvals of Persons reasonably necessary or desirable to consummate the transactions contemplated by this Agreement, each of which shall have been obtained without the imposition of any adverse terms or condition.

        (e) DUE DILIGENCE. The Buyer's due diligence review with respect to the Company and the assets and prospects of the Company shall be satisfactory to the Buyer in its sole discretion.

        (f) COMPANY'S AND SELLERS' CERTIFICATE. The Company and the Sellers shall have delivered to the Buyer and HEICO a certificate executed by the President of the Company and each Seller, dated the Closing Date, certifying in such detail as the Buyer and HEICO may reasonably request, that the conditions specified in SECTIONS 7.2(a), (b) and (c) above have been fulfilled and as to such other matters as the Buyer and HEICO may reasonably request.

        (g) GOVERNMENTAL CONSENTS. All consents and approvals required by governmental authorities for the consummation of the transactions contemplated by this Agreement shall have been obtained. All of such consents and approvals shall have been obtained without the imposition of any conditions which would adversely affect the Buyer or the Company.

        (h) NO LITIGATION. No litigation, arbitration or other proceeding shall be pending or, to the knowledge of the parties, threatened by or before any court, arbitration panel or governmental authority; no law or regulation shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement.

        (i) ENVIRONMENTAL AUDIT. The results of the environmental audit performed on behalf of the Buyer shall be satisfactory to the Buyer in all respects.

        (j) DELIVERIES. Each of the items specified in SECTION 7.1(a) shall have been executed and/or delivered, as applicable, to the Buyer.

        (k) Approval of the Board of Directors of HEICO Corporation, in their sole discretion.

        (l) The Sellers shall deliver to the Buyer a true and complete copy of
(a) the balance sheets of the Company at December 31, 1996, and the statements of income, cash flows and retained earnings of the Company for the fiscal year ended on such date, including any related notes, certified by the Company's independent public accountant, De La Osa and Associates, pursuant to their audit of the financial records of the Company (collectively the "AUDITED FINANCIAL STATEMENTS"), and (b) the balance sheet at June 30, 1997 and statement of income, cash flows and retained earnings of the Company for the six-month period ended on such date, (the "AUDITED INTERIM FINANCIAL STATEMENTS"). The Audited Financial Statements and the Audited Interim Financial Statements: (a) shall be prepared in accordance with the books of account and records of the Company, which books and records have been maintained in a consistent manner; (b) shall fairly present, and are true, correct and complete statements in all material respects of the Company's financial condition, assets, liabilities, equity and the results of its operations and cash flows at the dates and for the periods specified in those statements and (c) shall be prepared in accordance with generally accepted accounting principles consistently applied with prior periods.

    7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE SELLERS. The obligations of each of the Company and the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions.

        (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Buyer and HEICO contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

        (b) COVENANTS PERFORMED. The terms, covenants and conditions of this Agreement to be performed or complied with by the Buyer or HEICO on or prior to the Closing Date shall have been duly performed or complied with in all respects.

        (c) THE BUYER'S AND HEICO'S CERTIFICATE. The Buyer and HEICO shall have delivered to the Company a certificate executed by their President, dated the Closing Date, certifying in such detail as the Company may reasonably request, that the conditions specified in SECTIONS 7.3(a) and (b) above have been fulfilled.

        (d) NO LITIGATION. No litigation, arbitration or other proceeding shall be pending or, to the knowledge of the parties, threatened by or before any court, arbitration panel or governmental authority; no law or regulation shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement.

        (e) DELIVERIES. Each of the items specified in SECTION 7.1(b) shall have been executed and/or delivered, as applicable, to the Company and/or the Sellers.

    7.4 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

        (a) by the mutual consent of the Board of Directors of the Buyer and the Board of Directors of the Company;

        (b) by the Buyer or the Sellers if the Closing shall not have occurred on or before October 1, 1997 (or such later date as may be mutually agreed to by the Buyer and the Company), PROVIDED that the failure of the Closing to occur by such date is not the result of the failure of the party (or any of its Affiliates) seeking to terminate this Agreement to perform or fulfill its obligations hereunder;

        (c) by the Buyer in the event of any material breach by the Company or any Seller of any of their respective agreements, representations or warranties contained herein and the failure of the Company or any Seller to cure such breach within 14 days after receipt of notice from the Buyer requesting such breach to be cured;

        (d) by the Company in the event of any material breach by the Buyer or HEICO of any of the Buyer's or HEICO's agreements, representations or warranties contained herein and the failure of the Buyer and HEICO to cure such breach within 14 days after receipt of notice from the Company requesting such breach to be cured; or

        (e) by the Buyer or the Sellers if any court of competent jurisdiction in the United States or any other United States governmental authority or regulatory body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

    7.5 NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to SECTION 7.4 shall give notice of such termination to the other parties to this Agreement.

    7.6 EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to SECTION 7.4, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to the other, PROVIDED that nothing herein shall relieve any party from liability for its breach or violation of this Agreement. Without limiting the generality of any other provision herein, the terms of SECTIONS 8.10 through 8.12 and 8.16 hereof shall survive any such termination. Furthermore, in the event of any termination the obligations of the parties pursuant to the Confidentiality Agreement entered into by, among others, HEICO, East Corporation, and the Company and dated on or about November of 1996.

                                  ARTICLE VIII

                                 MISCELLANEOUS

    8.1 NOTICES. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by prepaid overnight courier for next business day delivery to the parties at the addresses set forth below their names below (or at such other addresses as shall be specified by the parties by like notice).

                  IF TO THE COMPANY OR ANY SELLER:

                  c/o Northwings Accessories Corporation
                  6990 N.W. 35 Avenue
                  Miami, Florida 33147
                  Attn: President

                  WITH A COPY TO:

                  Robert A. Freeman, Esq.
                  Suite 1250
                  2601 S. Bayshore Drive
                  Miami, Florida   33133

                  IF TO THE BUYER OR HEICO:

                  c/o HEICO Corporation
                  825 Brickell Bay Drive
                  Suite 1644
                  Miami, Florida  33131
                  Attn: President

                  WITH A COPY TO:

                  Greenberg Traurig  P.A.
                  1221 Brickell Avenue

                  Miami, Florida 33131
                  Attn: Cesar L. Alvarez,  Esq.

    Such notices, demands, claims and other communications shall be deemed given when actually received or in the case of delivery by overnight service with guaranteed next business day delivery, the next business day or the day designated for delivery.

    8.2 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules to this Agreement contain every obligation and understanding among the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, among them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

    8.3 ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of each other party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

    8.4 WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by such party to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

    8.5 NO THIRD PARTY BENEFICIARY. Except with respect to the officers, directors, employees and agents expressly referenced in SECTION 6.5, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

    8.6 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

    8.7 EXPENSES. Each party agrees to pay, without right of reimbursement from any other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith; PROVIDED, HOWEVER, that the Buyer or HEICO shall pay all fees and costs of World Business Brokers incurred in connection herewith.

    8.8 HEADINGS. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules and exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any schedule hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

    8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any facsimile copy of a manually executed original shall be deemed a manually executed original.

    8.10 LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

    8.11 INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

    8.12 GOVERNING LAW AND VENUE. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Florida located in Dade County, Florida or the United States District Court for the Southern District of Florida. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Dade County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Dade County, Florida has been brought in an inconvenient forum.

    8.13 RISK OF LOSS. Prior to the Closing, the risk of loss or damage to, or destruction of any or all of the Company's property and assets, including, without limitation, all the assets of the Company, shall remain with the Company.

    8.14 FURTHER ASSURANCES. On the Closing Date, the Company shall (i) deliver to the Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to the Buyer and its counsel, as the Buyer may reasonably request or as may be otherwise reasonably necessary to vest in the Buyer all the right, title and interest of the Company in, to or under any or all of the Assets of the Company, and (ii) take all steps as may be reasonably necessary to put the Buyer in actual possession and control of all the Assets of the Company. From time to time following the Closing, the Company and the Sellers shall execute and deliver, or cause to be executed and delivered, to the Buyer such other instruments of conveyance and transfer as the Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Buyer and to put the Buyer in possession of, any part of the Assets of the Company, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Assets of the Company which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with the Buyer at its request in endeavoring to obtain such consent promptly.

    8.15 REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

    8.16 PARTICIPATION OF PARTIES; CONSTRUCTION. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to any presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement.


                THE BALANCE OF THIS PAGE LEFT BLANK INTENTIONALLY

    IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                  HEICO CORPORATION, A FLORIDA CORPORATION

                                  By: /s/LAURANS A. MENDELSON
                                      -----------------------------------------
                                  Name: LAURANS A. MENDELSON
                                  Title: CHAIRMAN OF THE BOARD, PRESIDENT AND
                                         CEO

                                  N.A.C. ACQUISITION CORPORATION, A FLORIDA
                                  CORPORATION

                                  By:  /s/THOMAS S. IRWIN
                                      -----------------------------------------
                                  Name: THOMAS S. IRWIN
                                  Title: TREASURER

                                  NORTHWINGS ACCESSORIES CORPORATION, A FLORIDA CORPORATION

                                  By: /s/ RAMON PORTELA
                                     ------------------------------------------
                                  Name:  RAMON PORTELA
                                  Title: PRESIDENT

    IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                  RAMON PORTELA

                                  /s/ RAMON PORTELA

                                  OTTO NEUMAN

                                  /s/ OTTO NEUMAN

                                   SCHEDULE 1

                                   DEFINITIONS

    In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

    "ACCREDITED INVESTORS" has the meaning specified in SECTION 4.35.

    "AFFILIATE" has the meaning specified in Rule 144 promulgated by the Commission under the Securities Act.

    "AGREEMENT" means this Asset Purchase Agreement together with all exhibits and schedules referred to herein.

    "ALEMAN EMPLOYMENT AGREEMENT" has the meaning specified in SECTION 6.10.

    "AMEX" means the American Stock Exchange.

    "CLOSING" has the meaning specified in SECTION 7.1.

    "CLOSING DATE" has the meaning specified in SECTION 7.1.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMISSION" means the Securities and Exchange Commission.

    "EMPLOYMENT AGREEMENTS" has the meaning specified in SECTION 4.26.

    "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other encumbrance or restriction of any kind.

    "ENVIRONMENTAL LAWS" has the meaning specified in SECTION 4.32.

    "ERISA" has the meaning specified in SECTION 4.26(b).

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "FINANCIAL STATEMENTS" has the meaning specified in SECTION 4.9.

    "GOVERNMENTAL AUTHORIZATIONS" has the meaning specified in SECTION 4.20.

    "HEICO COMMON STOCK" means the common stock, par value $.01 per share, of HEICO.

    "IMPROVEMENTS" has the meaning specified in SECTION 4.18.

    "INDEMNIFIED PARTY" has the meaning specified in SECTION 6.4(c).

    "INDEMNIFYING PARTY" has the meaning specified in SECTION 6.4(c).

    "INTANGIBLE PROPERTY" has the meaning specified in SECTION 4.19.

    "INTERIM FINANCIAL STATEMENTS" has the meaning specified in SECTION 4.9.

    "INVESTMENT" means, with respect to any Person, any advances, loans or extensions of credit to any other Person, any purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships, joint ventures or other similar arrangement with any Person.

    "KNOWLEDGE" or "KNOWN" means, with respect to any representation or warranty or other statement in this Agreement qualified by the knowledge of any party, that such party has made a due and diligent investigation as to the matters that are the subject of such representation, warranty or other statement. Where reference is made to the knowledge of the Sellers or the Company, such reference shall be deemed to include the directors, officers and managerial employees of the Company, all of whom shall be deemed to have conducted the investigation required by this definition.

    "LEASED IMPROVEMENTS" has the meaning specified in SECTION 4.18.

    "LEASED PROPERTY" has the meaning specified in SECTION 4.18.

    "LEASES" has the meaning specified in SECTION 4.18.

    "LOSSES" has the meaning specified in SECTION 6.4(a).

    "MATERIAL AGREEMENTS" has the meaning specified in SECTION 4.28.

    "MULTIEMPLOYER PLAN" has the meaning specified in SECTION 4.26.

    "OWNED IMPROVEMENTS" has the meaning specified in SECTION 4.18.

    "PERMITTED ENCUMBRANCES" means liens for taxes which are not yet due and payable.

    "PERSON" means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

    "PLAN" has the meaning specified in SECTION 4.26.

    "PORTELA EMPLOYMENT AGREEMENT" has the meaning specified in SECTION 6.10.

    "PRODUCTS" has the meaning specified in SECTION 4.31.

    "PROHIBITED BUSINESS" has the meaning specified in SECTION 6.5.

    "REAL PROPERTY" has the meaning specified in SECTION 4.18.

    "REGISTRATION RIGHTS AGREEMENTS" has the meaning specified in SECTION 6.11.

    "RELATED PARTY" has the meaning specified in SECTION 4.29.

    "RIGHTS" has the meaning specified in SECTION 4.19.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SHARES" has the meaning specified in Preliminary Statement "A".

    "SUBSIDIARY" of any Person means any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of 50% or more, or any Person which may be controlled, directly or indirectly, by such Person, whether through the ownership of voting securities, by contract, or otherwise.

    "TAX" means any federal, state, local or foreign income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any foreign, federal, state, local or other governmental authority or regulatory body.

    "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

                                                                       EXHIBIT A

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

    AGREEMENT, dated as of the______________ of _____________ , 1997, by and
between NORTHWINGS ACCESSORIES CORPORATION, a Florida corporation (the "EMPLOYER"), and RAMON PORTELA (the "EMPLOYEE").

                                   WITNESSETH:

    WHEREAS, the Employee desires to continue to be employed by the Employer, and the Employer desires to continue to employ the Employee, upon the terms and conditions hereinafter set forth; and

    WHEREAS, the Employee represents that he is not a party to any agreement which would prohibit him from entering into this Agreement or his performing the services required hereunder.

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Employer and the Employee agree as follows:

    SECTION 1. EMPLOYMENT OF EMPLOYEE

    (a) TERM. The Employee's employment hereunder will commence on the date of the closing of the Stock Purchase Agreement, dated as of July 25,1997, between HEICO Corporation, Ramon Portela and Otto Neuman, from the Employee, and will expire on October 31, 1999 (the "TERM"). Notwithstanding the foregoing, the Employee's employment hereunder may be terminated prior to the expiration of the Term as provided in SECTION 2.

    (b) DUTIES AND RESPONSIBILITIES. The Employee shall serve as President of the Employer. The Employee agrees to use his best efforts, entire productive time, attention, and energies to the business of the Employer and shall assume and competently perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Employer through its duly authorized management personnel. To the extent that the Employer shall have any parent, subsidiaries, affiliated corporations, partnerships, or joint ventures (collectively "RELATED ENTITIES"), Employee shall perform such duties to promote these entities and their respective interests to the same extent as the interests of the Employer and without additional compensation. At all times, the Employee agrees to abide by any employee handbook, policy, or practice that the Employer has or hereafter adopts with respect to its employees generally.

    (c) COMPENSATION. As full compensation for his services hereunder and in consideration for the Employee's covenants contained in this Agreement, the Employer shall pay the Employee a salary at the per annum rate of $300,000 payable in accordance with the customary payroll practices of the Employer.

    (d) EXPENSES; FRINGE BENEFITS AND VACATION POLICY. The Employer agrees to pay or reimburse the Employee for all reasonable vouchered business expenses incurred during his employment which have been submitted in accordance with any expense reimbursement policy or practice of the Employer as in effect from time to time. The Employer will provide to the Employee a leased automobile of comparable quality to the automobile currently under lease for the Employee and such pension benefits, holidays, four (4) weeks of paid vacation per annum and other employee benefits (including automobile insurance and health care coverage) which the Employer provides to similarly situated employees, subject to the provisions of the various benefit plans, programs, or policies in effect from time to time. Unused vacation shall not accrue from one year until the following year and shall not be paid in the form of cash in lieu of unused vacation. Except for vacation time, the Employer reserves the right to change or eliminate these benefits at any time.

    The Employee shall also be entitled to an annual incentive bonus at the discretion of the Board of Directors of Northwings Accessory Corp.

    (e) LIFE INSURANCE. The Employee agrees that the Employer shall have the right to obtain life insurance on the Employee's life, at the Employer's sole expense and with the Employer as the sole beneficiary thereof, but no representation is made by the Employee as to his insurability. The Employee shall (i) cooperate fully with the Employer in obtaining such life insurance,
(ii) sign any necessary consents, applications and other related forms or documents, and (iii) take any required medical examinations.

    SECTION 2. TERMINATION OF EMPLOYMENT

    (a) TERMINATION BY THE EMPLOYER. The Employer may terminate the employment of the Employee at any time with or without Cause (as defined below) and with or without notice. Following termination of employment of the Employee for cause, the Employer shall have no further obligations under this Agreement, including payment obligations. If the employment of the Employee is terminated by the Employer without Cause, the Employee shall continue to be entitled to receive the compensation payable to him pursuant to SECTION 1(c) but thereafter shall not be entitled to any of the expense reimbursement or benefits referred to in
SECTION 1(d) except to the extent such right to reimbursement or benefits were vested at the date of such termination. As used in this Agreement, "CAUSE" shall mean the following: (1) the Employee's failure or refusal to perform his duties, as contemplated by this Agreement, in a satisfactory manner; after notice and a reasonable opportunity to cure, (2) dishonesty or other acts that adversely affect the Employer; (3) a violation of the Employer's written policies or practices which justifies immediate termination, as defined by the Employer; (4) arrest for or conviction of a felony or of any crime involving moral turpitude, fraud, dishonesty or misrepresentation; (5) the commission by the Employee of any act which could reasonably be expected to injure the reputation, business, or business relationships of the Employer or Related Entities; (6) the Employee's inability to perform an essential function of his position, which inability continues for 90 consecutive days or for periods aggregating 90 days in any 180-day period; or (7) any material breach by Employee of this Agreement or the Stock Purchase Agreement.

    (b) TERMINATION BY EMPLOYEE. The Employee agrees to provide the Employer with at least twenty (20) business days' written notice of his intent to terminate employment voluntarily ("TERMINATION NOTICE PERIOD"). Failure to provide such notice terminates the Employee's entitlement to payment for accrued, unused benefits, such as vacation. The Employer reserves the right to terminate the Employee before the end of the Termination Notice Period provided that the Employer pays the Employee the salary that he would have received from the date of the last payroll payment to the end of the Termination Notice Period. During the Termination Notice Period, the Employee agrees to make a good faith effort to perform the duties described hereunder. If the Employee terminates his employment with the Employer for any reason, the Employer's obligations, including payment obligations, under this Agreement shall forthwith cease except as provided in this subparagraph.

    SECTION 3. NON-COMPETITION; STANDSTILL; PROTECTION OF CONFIDENTIAL INFORMATION; ETC.

    (a) RATIONALE FOR RESTRICTIONS. The Employee acknowledges that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Employer places him in a position of confidence and trust with the customers, suppliers and employees of the Employer and/or Related Entities. The Employee also acknowledges that the Employer and Related Entities repairs, overhauls and services certain aircraft equipment (collectively "PRODUCTS") throughout the world and that the Employer competes with many companies, including, but not limited to,______________________________________.
The Employee further acknowledges that the rendering of services under this Agreement necessarily requires the disclosure to the Employee of Confidential Information of the Employer and/or Related Entities. The Employee and the Employer agree that both prior to and during the course of employment with the Employer and Northwings, the Employee had, has, and will continue to develop a personal relationship with the Employer's customers, and a knowledge of these customers' affairs and requirements which may constitute the Employer's primary and only contact with such customers. The Employee acknowledges that the Employer's relationships with its established clientele may therefore be placed in the Employee's hands in confidence and trust. The Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and legitimate business interests of the Employer and the Related Entities that the Employee make the covenants contained herein, that the covenants are a material inducement for the Employer to employ the Employee and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement.

    (b) NON-COMPETITION IN RELATED BUSINESS. As used herein, the term "RESTRICTIVE PERIOD" means the period commencing on the date of this Agreement and ending two (2) years following the later of (i) the expiration of the Term or (ii) the termination of the employment of the Employee with the Employer, irrespective of the reason for such termination and even though such termination occurs after the expiration of the Term. During the Restrictive Period, the Employee agrees not to utilize his special knowledge of the business of the Employer and his relationships with customers, suppliers and others to compete with the Employer or any of the Related Entities or any of the Related Entities in any business which is the same as or similar to the business (the "PROHIBITED BUSINESS") conducted by the Employer or any of the Related Entities at any time during the Restrictive Period. During the Restrictive Period, the Employee shall not, directly or indirectly, assist in the creation or development of, engage or have an interest, anywhere in the United States of America or any other geographic area where the Employer or any Related Entity does business or in which its Products are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except as an employee or consultant of the Employer or any of the Related Entities), or through the investment of capital, lending of money or property, rendering of services or advice or otherwise, in any business competitive with or similar to the Prohibited Business. During the Restrictive Period, the Employee shall not, nor shall he permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of the any entity or person, (i) call upon, accept business from, or solicit the business of any person or entity which is, or who had been at any time during the preceding two years, a customer of Northwings, the Employer or any Related Entity otherwise divert or attempt to divert any business from the Employer or any of the Related Entities; or (ii) recruit or otherwise solicit or induce any person who was an employee of, or otherwise engaged by, the Employer or any of the Related Entities at any time during the Restrictive Period to terminate his or her employment or other relationship with the Employer or any of the Related Entities, or hire any person who has left the employ of the Employer or any of the Related Entities during the Restrictive Period. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used currently, in the past, or during the Employee's employment by Northwings or the Employer in connection with any Product or service, whether or not such use would be in a Prohibited Business. The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of the provisions of this SECTION 3(b).

    (c) STANDSTILL. The Employee agrees that for a period commencing on the date hereof and ending on the date which is ten years from the date hereof, he will not (i) acquire, offer or agree to acquire, directly or indirectly, by purchase or otherwise, control of the Employer or any of the Related Entities, (ii) make, or in any way participate, directly or indirectly, as advisor or otherwise, in any "solicitation" of "proxies" or consents to vote (as such terms are used in the Proxy Rules of the United States Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Employer or any of the Related Entities, in opposition to any proposed actions of the Board of Directors of the Employer or any of the Related Entities or in opposition to any nominees for Directors of the Employer or any of the Related Entities which nominees have been nominated by the Employer or any of the Related Entities, their management or their Board of Directors, (iii) seek or assist any other party in seeking representation on the Board of Directors of the Employer or any of the Related Entities through the election to the Board of Directors of individuals(s) not nominated and supported by the Employer or any of the Related Entities, their management or their Board of Directors, (iv) pursue or publicly announce an interest in pursuing an acquisition of control of the Employer or any of the Related Entities or an alteration of the composition of the Employer's or any of the Related Entities' Boards of Directors, or (v) advise or otherwise act, alone or in concert with others, directly or indirectly, to seek to control or influence the management, Board of Directors or policies of the Employer or any of the Related Entities.

    (d) DISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee acknowledges that the Products and the inventions, formulas, software, trade secrets, technology, compositions, know-how, methods and processes of manufacturing, assembling or fabricating (collectively, the "INTANGIBLE PROPERTY") and all other confidential or proprietary information with respect to the business and operations of the Employer are valuable, special and unique assets of the Employer. The Employee shall not, at any time during or after the Restrictive Period, disclose, directly or indirectly, to any person or entity, or use or authorize or purport to authorize any person or entity to use any confidential or proprietary information with respect to the Employer or any of the Related Entities without the prior written consent of the Employer, including without limitation, information as to the financial condition, results of operations, customers, suppliers,

Products, Products under development, Intangible Property, sources, leads or methods of obtaining new products or business, pricing methods or formulas, cost of supplies, marketing strategies or any other information relating to the Employer or any of the Related Entities which could reasonably be regarded as confidential, but not including information which is or shall become generally available to the public other than as a result of disclosure by the Employer or any of the Related Entities or any of their agents, affiliates or representatives or a person to whom any of them has provided such information.

    (e) RIGHTS TO INTELLECTUAL PROPERTY. While employed by the Employer, the Employee will disclose to the Employer any ideas, inventions, or business plans ("INTELLECTUAL PROPERTY") developed by him which relate directly or indirectly to the business or a similar business of the Employer or any of the Related Entities, including without limitation, any process, operation, product or improvement which may be patentable or copyrightable. The Employee agrees that the Intellectual Property is or will be the property of the Employer and that he will, at the Employer's request and cost, do whatever is necessary to obtain the rights thereto, by patent, copyright or otherwise, for the Employer. The Employee further agrees that, whether or not he is in the employ of the Employer, he will cooperate in good faith to the extent and in the manner requested by the Employer in the prosecution or defense of any patent or copyright claims or any litigation or other proceedings involving any Intellectual Property. The Employer will pay for all expenses associated with the Employee's compliance with this provision.

    (f) ANTI-DISPARAGEMENT. The Employee covenants and agrees that, both during and after the Restrictive Period, he shall not make any comments which could be construed as negative concerning the Employer or any of the Related Entities to any individual or entity, including but not limited to, clients, customers, employees, or financial or credit institutions.

    (g) REMEDIES FOR BREACH OF THE AGREEMENT. The restrictions set forth in SECTIONS 3 (b), (c), (d), (e) AND (f) are considered by the parties to be reasonable for the purposes of protecting the legitimate business interests of the Employer and the Related Entities and the value of the business and goodwill of the Employer and the Related Entities. The parties hereto acknowledge that the Employer and the Related Entities would be irreparably harmed, and that monetary damages would not provide an adequate remedy to the Employer and the Related Entities, in the event the covenants contained in SECTIONS 3 (b), (c),
(d), (e) AND (f) were not complied with in accordance with their terms. Accordingly, the Employee agrees that any breach or threatened breach by him of any provision of SECTIONS 3 (b), (c), (d), (e) AND (f) shall entitle the Employer and the Related Entities to injunctive and other equitable relief, without the posting of any bond or security, to secure the enforcement of such provisions, in addition to any other rights and remedies which may be available to the Employer and the Related Entities, and that the Employer and the Related Entities shall be entitled to receive from the Employee reimbursement for all attorneys' fees and expenses incurred by the Employer and the Related Entities in enforcing such provisions. In addition to its other rights and remedies, the Employer and the Related Entities shall have the right to require the Employee to account for and pay over to the Employer or the Related Entities, as the case may be, all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Employee from the action constituting such breach. If the Employee breaches the covenant set forth in SECTION 3(b), the running of the noncompete period described therein shall be tolled with respect to the Employer or any of the Related Entities for so long as such breach continues. It is the desire and intent of the parties that the provisions of SECTIONS 3 (b), (c), (d), (e) AND
(f), be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of SECTIONS 3 (b), (c), (d), (e) OR (f), relating to the time period, scope of activities or geographic area of restrictions are declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of SECTIONS 3 (b), (c), (d), (e) OR
(f) other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

    (h) SURVIVAL. The provisions of this SECTION 3 shall survive the termination of this Agreement or the Employee's employment irrespective of the reason for such termination. The provisions of this SECTION 3 shall continue in full force and effect after the expiration of the Term even if the Employee continues to be employed by the Employer without renewing this Agreement.

    SECTION 4. RETURN OF EMPLOYER PROPERTY ON TERMINATION

    The Employee agrees to promptly return the Employer's property to the Employer's Florida headquarters upon termination of his employment with the Employer. The Employer reserves the right to take appropriate legal action against the Employee in the event of a breach of this provision.

    SECTION 5. VERIFICATION OF COMPLIANCE

    Upon termination of employment, the Employee shall, at the request of the Employer, verify in writing and under oath, in the form attached hereto as Exhibit A, his compliance with the provisions of this Agreement relating to Intellectual Property and Confidential Information. This provision shall not give rise to any independent claim by the Employee for severance pay or other payments upon the Employee's termination.

    SECTION 6. MISCELLANEOUS PROVISIONS

    (a) NOTICES. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by prepaid overnight courier for next business day delivery to the parties at the addresses set forth below their names below (or at such other addresses as shall be specified by the parties by like notice).

            IF TO THE EMPLOYEE:

            Ramon Portela


            IF TO THE EMPLOYER OR ANY OF THE RELATED ENTITIES:

            c/o HEICO Corporation
            825  Brickell Bay Drive
            Suite 1644
            Miami, Florida  33131
            Attn: President

            WITH A COPY TO:

            Greenberg Traurig,  P.A.
            1221 Brickell Avenue
            Miami, Florida 33131
            Attn: Cesar L. Alvarez,  Esq.

    Such notices, demands, claims and other communications shall be deemed given when actually received or in the case of delivery by overnight service with guaranteed next business day delivery, the next business day or the day designated for delivery.

    (b) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and neither of the parties hereto shall be bound by any representations, warranties, covenants, or other understandings relating to the subject matter hereof, other than as expressly provided or referred to herein.

    (c) ASSIGNMENT. This Agreement may not be assigned by the Employee without the written consent of the Employer but shall be freely assignable by the Employer in connection with any sale by the Employer of the Prohibited Business or any substantial part thereof. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to, the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

    (d) WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed by or on behalf of each such party. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

    (e) NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto, the Related Parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

    (f) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

    (g) HEADINGS. Section headings herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

    (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    (i) LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall pay upon demand, all reasonable fees and expenses of counsel for the prevailing party in connection with such litigation.

    (j) GOVERNING LAW AND VENUE. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Florida located in Dade or Broward Counties, Florida or the United States District Court for the Southern District of Florida. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Dade or Broward Counties, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Dade or Broward Counties, Florida has been brought in an inconvenient forum.

    (k) REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

    (l) PARTICIPATION OF PARTIES; CONSTRUCTION. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated between the parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to any presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement.

    IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                          NORTHWINGS ACCESSORIES CORPORATION

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                             ----------------------------------
                                             RAMON PORTELA

                                    EXHIBIT A

    My employment by Employer is terminated. I have read and understood my Employment and Non-Competition Agreement with Employer dated September 16, 1996 (the "AGREEMENT"), and particularly the provisions relating to Intellectual Property and Confidential Information. I hereby swear, UNDER OATH, that:

    1. I have complied with all provisions of the Agreement, including those relating to Intellectual Property and Confidential Information.

    2. I have fully disclosed all items of Intellectual Property to Employer. I have given Employer all documents and other materials referred to in the Agreement, or if I have not done so, the withheld documents and materials are:
__________________________. If I discover any documents and other materials covered by this Agreement in my possession in the future, I will immediately return them to the Employer after discovery.

    3. I understand that the misappropriation of confidential information and documents may be considered a crime under the laws of the State of Florida.


                                          _____________________________________
                                          RAMON PORTELA

STATE OF FLORIDA        )
                        )SS:
COUNTY OF               )

    The foregoing instrument was acknowledged before me this __ day of ________, 199__ by Ramon Portela.

Personally Known ______ OR Produced Identification _____

Type of Identification Produced ________________________


                                          _____________________________________
                                          Print or Stamp Name:
                                          Notary  Public, State of Florida at
                                          Large
                                          Commission No.:
                                          My Commission Expires:

                                                                       EXHIBIT B


    AGREEMENT, dated as of the day of ____ 1997, ____ by and between NORTHWINGS ACCESSORIES CORP., a Florida Corporation (the "Employer"), a wholly-owned subsidiary of HEICO Aviation Products Corp., and Humberto Aleman (the "Employee") in Dade County, FL.

                              W I T N E S S E T H :

    WHEREAS, Employee desires to continue to be employed by the Employer and to expand his responsibilities with the Employer, and the Employer desires to continue to employ and to expand Employee's responsibilities with Employer in such capacity upon the terms and conditions hereinafter set forth.

    WHEREAS, Employee represents that he has not entered into any agreement which would prohibit his performing the services required in this Agreement to Employer; and

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Employee and the Employer agree as follows:

SECTION 1. EMPLOYMENT OF EMPLOYEE

    (a) TERM. Employee's employment hereunder will begin effective on _____________, 1997 and will expire on October 31, 1999 (the "Initial Term"). Employment of Employee will be extended automatically for successive one-year periods each (a "Renewal Term") thereafter unless either party gives at least thirty (30) days' written notice to the other prior to the end of the Initial Term or any Renewal Term, as the case may be. During such notice period, the Employee agrees to continue to provide services under this Agreement using his best efforts. The Employee's employment hereunder may be terminated sooner than the expiration of the Initial Term or any Renewal Term pursuant to the terms and conditions described below in Section 2.

    (b) DUTIES AND RESPONSIBILITIES. Employee shall serve as Vice President of Sales of the Employer. Employee agrees to apply his best efforts, entire productive time, attention, and energies to the business of Employer and shall assume and perform such reasonable responsibilities and duties as may be assigned to him from time to time by Employer through its duly authorized management personnel. To the extent that the Employer shall have any parent, subsidiaries, affiliated corporations, partnerships, or joint ventures (collectively "Related Entities"), Employee shall perform such duties to promote these entities and their respective interests to the same extent as the interests of the Employer and without additional compensation. At all times, Employee agrees to abide by any employee handbook, policy, or practice that the Employer has with respect to its employees.

    (c) COMPENSATION. As full compensation for his services hereunder and in consideration for the Employee's covenants contained in this Agreement, the Employer shall pay the Employee a salary at the per annum rate of $100,000, payable in accordance with the customary payroll practices of the Employer. Employee is entitled to receive an incentive bonus (the "Incentive Bonus") as set forth in Exhibit "B" hereto. Employee may be eligible for future salary adjustments depending on various factors, such as the Employee's performance and Employee's satisfactory job performance. Employee acknowledges that any adjustments to his salary, or the timing of same are within the sole discretion of the Employer and no promise or representation has been made by the Employer to Employee with respect thereto. Provided, however, in the event that Employer reduces Employees compensation then it shall be deemed to be a termination by Employer without cause.

    (d) EXPENSES; FRINGE BENEFITS AND VACATION POLICY. Employer agrees to pay or reimburse Employee for all reasonable vouchered business expenses incurred during his employment which have been submitted in accordance with any expense reimbursement policy or practice of the Employer. Employer will provide to the Employee any benefit, including without limitation, pension benefits, holidays, vacation, etc., which Employer provides to similarly situated employees, subject to the provisions of the various benefit plans, programs, or policies in effect from time to time. Employer reserves the right to change or eliminate these benefits at any time.

    (e) LIFE INSURANCE. Employee agrees that the Employer shall have the right to obtain life insurance on Employee's life, at the Employer's sole expense and with the Employer as the sole beneficiary thereof. Employee shall (i) cooperate fully with the Employer in obtaining such life insurance, (ii) sign any necessary consents, applications and other related forms or documents, and (iii) take any required medical examinations.

SECTION 2. TERMINATION OF EMPLOYMENT

    (a) TERMINATION BY THE EMPLOYER. The Employer may terminate the employment of Employee at any time with or without cause and with or without notice. If the Employee is terminated for any reason other than for Cause (defined below), Employee will not be subject to the restrictions contained in paragraphs (a),
(b) and (c) of Section 3 after his employment ceases; however, all other restrictions in paragraph 3 survive. If the Employee is terminated for Cause, all of the restrictions contained in Section 3 survive the expiration or termination of employment. Following termination of employment of the Employee for any reason, the Employer shall have no further obligations under this Agreement, including payment.

    "Cause" shall be limited to the following: 1) Employee's failure or refusal to perform his duties, as contemplated by this Agreement, in a satisfactory manner; 2) dishonesty or other acts that adversely affect the Employer; 3) a violation of the Employer's policies or practices which justifies immediate termination; 4) arrest or conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation; 5) the commission by Employee of any act which could reasonably be expected to injure the reputation, business, or business relationships of the Employer or Related Entities; or 6) any material breach of this Agreement.

    (b) TERMINATION BY EMPLOYEE. Employee agrees to provide Employer with at least ten (10) business days' written notice of his intent to terminate employment ("Termination Notice Period"). Failure to provide such notice terminates Employee's entitlement to payment for accrued, unused benefits, such as vacation. Employer reserves the right to terminate Employee before the end of the Termination Notice Period provided that Employer pays the Employee the salary that he would have received from the date of the last payroll payment to the end of the Termination Notice Period. During the Termination Notice Period, the Employee agrees to make a good faith effort to perform the duties described hereunder. If Employee terminates his employment with the Employer for any reason, all of the restrictions contained in Section 3 survive the expiration or termination of employment, but Employer's obligations under this Agreement immediately cease except as contained in this subparagraph.

SECTION 3. NON-COMPETITION; PROTECTION OF CONFIDENTIAL INFORMATION; ETC.

    (a) RATIONALE FOR RESTRICTIONS. Employee agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Employer places him in a position of confidence and trust with the customers, suppliers and employees of the Employer and/or Related Entities. Employee also acknowledges that the Employer and Related Entities repair and overhaul aircraft accessories and systems (collectively "Products") throughout the world and that the Employer competes with many companies, including but not limited to, CARIBE and NORTEK. Employee further acknowledges that the rendering of services under this Agreement necessarily requires the disclosure to Employee of Confidential Information (defined below) of the Employer and/or Related Entities. Employee and the Employer agree that in the course of employment hereunder, Employee has and will continue to develop a personal relationship with the Employer's customers, and a knowledge of these customers' affairs and requirements which may constitute the Employer's primary and only contact with such customers. Employee acknowledges that the Employer's relationships with its established clientele may therefore be placed in Employee's hands in confidence and trust. Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Employer and/or the Related Entities that Employee make the covenants contained herein, that the covenants are a material inducement for the Employer to employ or continue to employ Employee and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement.

    (b) NON-COMPETITION IN RELATED BUSINESS. While employed by Employer and for a period of twelve (12) months thereafter, Employee shall not, directly or indirectly enter into the employment of, render any services to, create, develop, engage, manage, operate, join, or own, lend money or otherwise offer other assistance to or participate in or be connected with, as an officer, director, employee, principal, agent, creditor, proprietor, representative, stockholder, partner, associate, consultant or otherwise, any person or entity that, at any time during the Employee's employment with the Employer, directly or indirectly designs, manufactures, services (as a line of business) or sells any product or services which Employer designs, manufactures, services or sells during the term of this Agreement or is in any substantially similar business activity to that of the Employer or any of the Related Entities. The geographic scope of this covenant is limited to any location in which the Employer or any of the Related Entities conducted business or contemplated conducting business while the Employee was employed by the Employer.

    (c) SOLICITATION OF EMPLOYEES AND CUSTOMERS. While employed by the Employer and for a period of one (1) year thereafter, Employee shall not, whether for his own account or for the account of any person or entity solicit, attempt to solicit, endeavor to entice away from the Employer or any of the Related Entities, with any person (including, but not limited to, any independent contractor or representative).

    (d) DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee recognizes and acknowledges that he has access to Confidential Information (as defined below). Accordingly, Employee agrees that he will not, during or after his employment, except as required in the course of his employment, disclose any Confidential Information to any individual or entity. Employee further agrees that he will not permit any person to examine or make copies of any documents which contain or are derived from Confidential Information, without the prior written permission of Employer. The provisions of this subparagraph shall not apply to information which is generally known to the public (except by reason of Employee's breach of his obligations hereunder) and information which Employee is required to disclose by order of a court of competent jurisdiction (but only to the extent specifically ordered by such court and, when reasonably possible, after Employee has given Employer or Related Entities prior notice of such intended disclosure so that it or they have the opportunity to seek a protective order if deemed appropriate). Employee also will not disclose to the Employer or Related Entities any trade secrets belonging to a former employer.

    As used in this Agreement, "Confidential Information" shall mean studies, plans, reports, surveys, analyses, sketches, drawings, specifications, notes, records, memoranda, computer-generated data, or documents, and all other nonpublic information relating to the business activities of the Employer and/or the Related Entities, including, without limitation, all methods, processes, formulas, techniques, equipment, research data, experiments, marketing and sales information, personnel data, customer lists, employee lists, supplier lists, financial data, trade secrets, and the like which presently or, in the future, are in the possession of Employer and/or Related Entities. Said Confidential Information may be in either human or computer readable form, including, but not limited to, software, source code, hex code, or any other form.

    (e) RIGHTS TO INTELLECTUAL PROPERTY. While employed by the Employer, Employee will disclose to the Employer any ideas, inventions, or business plans ("Intellectual Property") developed by him which relate directly or indirectly to the business or a similar business of Employer or Related Entities, including without limitation, any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that the Intellectual Property is or will be the property of the Employer and that he will, at the Employer's request and cost, do whatever is necessary to obtain the rights thereto, by patent, copyright or otherwise, for the Employer. Employee further agrees that, whether or not he is in the employ of Employer, he will cooperate in good faith to the extent and in the manner requested by Employer in the prosecution or defense of any patent or copyright claims or any litigation or other proceedings involving any Intellectual Property. The Employer will pay for all expenses associated with Employee's compliance with this provision.

    (f) ANTI-DISPARAGEMENT. Employee covenants and agrees, both during and after the termination of employment, that he shall not make any comments which could be construed as negative concerning Employer or any of the Related Entities to any individual or entity, including but not limited to, clients, customers, employees, or financial or credit institutions.

    (g) EMPLOYEE'S PURCHASE OF STOCK DURING EMPLOYMENT. Notwithstanding the foregoing, and while employed by the Employer, and for a period of one (1) year thereafter, Employee may acquire, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any national securities exchange or are regularly quoted in the over-the-counter market, so long as Employee does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than one percent of any class of capital stock of such corporation. The Employee agrees to inform the Employer's General Counsel prior to the acquisition of any stock of Employer or Related Entities, including, but not limited to, HEICO Corporation.

    (h) SCOPE OF COVENANT. If any covenant contained in Section 3 is unenforceable because of the duration or geographic scope of such provision, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic scope to the maximum enforceable by law and, in its reduced form, such provision shall be enforceable.

    (i) REMEDIES FOR BREACH OF THE AGREEMENT. Employee consents and agrees that if he violates any covenants contained in this Agreement, Employer and/or Related Entities would sustain irreparable harm and, therefore, in addition to any other remedies which may be available to it, Employer and/or Related Entities shall be entitled to an injunction restraining Employee from committing or continuing any such violation of this Agreement. Employee also agrees and acknowledges that his use of trade secrets, client lists or Confidential Information, or the direct solicitation of existing clients of the Employer and/or Related Entities in a manner contrary to this Agreement will give rise to irreparable injury which may specifically be enjoined. Nothing in this Agreement shall be construed as prohibiting Employer and/or Related Entities from pursuing any other remedy or remedies including, without limitation, recovery of damages. Employee acknowledges that Related Entities have rights under this Agreement and that they may enforce these rights as third party beneficiaries.

    (j) SURVIVAL. The provisions of Section 3 shall survive the termination of this Agreement or Employee's employment irrespective of the reason for such termination except as otherwise provided by Section 2. The provisions of Section 3 shall survive after the Agreement's expiration or termination of Employee's employment even if Employee continues to work without renewing this Agreement.

SECTION 4. RETURN OF EMPLOYER PROPERTY ON TERMINATION

    Employee agrees to promptly return the Employer's property to the Employer's Florida headquarters upon termination of his employment with Employer. Failure to comply with this provision will result in the immediate forfeiture of any payment then due and owing to the Employee. The Employer reserves the right to take appropriate legal action against the Employee in the event of a breach of this provision.

SECTION 5. VERIFICATION OF COMPLIANCE

    Upon termination of employment, Employee shall, at the request of Employer, verify in writing and under oath, in the form attached hereto as Exhibit A, his compliance with the provisions of this Agreement relating to Intellectual Property and Confidential Information. This provision shall not give rise to any independent claim by Employee for severance pay or other payments upon Employee's termination.

SECTION 6. MISCELLANEOUS PROVISIONS

    (a) INTEGRATION, WAIVER AND SEVERABILITY. This Agreement sets forth the entire agreement between the parties with respect to the matters covered herein and supersedes all prior agreements, whether oral or written. No waiver or modification of this Agreement or of any part contained herein shall be valid unless in writing and duly executed by the Employee and approved by the President of HEICO AVIATION PRODUCTS CORP., the parent of the Employer. This waiver by Employer of any breach of a provision of this Agreement shall not be construed as a waiver of any succeeding breach or a waiver of any breach of any other provision. No evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself. All agreements and covenants contained herein are severable and in the event any of them shall be held to be invalid by a court of competent jurisdiction, this Agreement shall be interpreted as if such invalid terms or covenants were not contained herein.

    (b) BENEFIT AND ASSIGNABILITY. This Agreement shall bind the Employee, his heirs and successors, and the Employer, its successors and assigns. This Agreement requires the personal services of the Employee and cannot be assigned by the Employee. The Employee agrees not to delegate his obligations or duties hereunder or any portion thereof. The Employer may, without recourse, assign all its rights and obligations to any entity which acquires or succeeds to the business of the Employer by merger, sale of assets, consolidation, operation of law, or otherwise.

    (c) NOTICE. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to his residence set forth on the signature page hereof, unless otherwise changed by a party through written notice, in the case of the Employee, or to its principal office in the case of the Employer set forth on the signature page hereof, unless otherwise changed by a party by providing written notice to the other party.

    (d) SECTION HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    (e) PREVAILING PARTY. The prevailing party to an action to enforce or defend this Agreement is entitled to attorney's fees and reasonable costs incurred in connection therewith, including, but not limited to, those incurred at the pre-litigation, pre-trial, trial, and appellate levels.

    (f) REFERENCES. Whenever the masculine pronoun is used, it includes the feminine pronoun, and the singular includes the plural, and vice versa, where the context requires.

    (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one of the same instrument.

    (h) APPLICABLE LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WHETHER SUBSTANTIVE OR PROCEDURAL. THE CONVENIENT, SOLE AND EXCLUSIVE JURISDICTION AND VENUE FOR ANY LEGAL ACTION ARISING OUT OF THIS AGREEMENT SHALL BE IN THE CIRCUIT COURT IN AND FOR DADE OR BROWARD COUNTIES, FLORIDA. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING UNDER THIS AGREEMENT OR REGARDING THE EMPLOYMENT OF EMPLOYEE BY EMPLOYER DURING OR AFTER THE TERM OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO EMPLOYER ENTERING INTO THIS AGREEMENT.




IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    ___________________________________________
                                    Humberto Aleman
                                    Address:


                                    NORTHWINGS ACCESSORIES CORP.

                                    By:________________________________________
                                    Name: RAMON PORTELA
                                    Title: PRESIDENT
                                    Address: 6990 N.W.35 AVENUE
                                             MIAMI, FLORIDA   33147

                                    EXHIBIT A

    My employment by Employer is terminated. I have read and understood my agreement with Employer dated _______________, 19 __ (the "Agreement"), and particularly the provisions relating to Intellectual Property and Confidential Information. I hereby swear, UNDER OATH, that:

    1. I have complied with all provisions of the Agreement, including those relating to Intellectual Property and Confidential Information.

    2. I have fully disclosed all items of Intellectual Property to Employer. I have given Employer all documents and other materials referred to in the Agreement, or if I have not done so, the withheld documents and materials are:
_________________________. If I discover any documents and other materials covered by this Agreement in my possession in the future, I will immediately return them to the Employer after discovery.

    3. I understand that the misappropriation of confidential information and documents may be considered a crime under the laws of the State of Florida.

                               _______________________
                                       (Name)

STATE OF FLORIDA     )
                     )SS:
COUNTY OF _______    )

The foregoing instrument was acknowledged before me this _____ day of _______________, 19______ by _________________________________________.

Personally Known __________ OR Produced Identification ________________________

Type of Identification Produced _______________________________________________


                              _________________________________________________
                              Print or Stamp Name:
                              Notary Public, State of Florida at Large
                              Commission No.:
                              My Commission Expires:

                                                                       EXHIBIT B

NORTHWINGS
V.P Sales - H. Aleman
Compensation Schedule

BASE SALARY                   $100,000/yr.

Bonus paid on a monthly
basis depending on sales
volume as follows:

MONTHLY SALES VOLUME          BONUS %
  0 to $150,000                  0%
$150,001 to $500,000           5.0%
$500,001 to $1,000,000         2.5%
over $1.0 million              1.0%

Bonus example with sales
for month of $1,200,000.
     5% of $350,000           $17,500
   2.5% of $500,000            12,500
   1.0% of $200,000             2,000
                              -------
     Total bonus for month    $32,000
                              =======

                                   EXHIBIT C

                            (INTENTIONALLY OMITTED)

                                   EXHIBIT D

                            (INTENTIONALLY OMITTED)

                                                                       EXHIBIT E

                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement (this "Agreement") is made and entered into in Dade County, Florida as of the ___ day of ________, 1997 by and between HEICO Corporation, a Florida corporation (the "Company"), Ramon Portela and Otto Neuman (collectively, the "Stockholders").

                              W I T N E S S E T H:

      WHEREAS, pursuant to that certain Stock Purchase Agreement, dated July 25, 1997 (the "Acquisition Agreement"), to which the Company and the Stockholders are parties, the Stockholders acquired ___________ shares of common stock, par value $.01 per share, of the Company (the "Common Stock"); and

      WHEREAS, pursuant to the Acquisition Agreement and as a condition precedent to the Stockholders' obligations under the Acquisition Agreement, the Company has agreed to grant the Stockholders certain registration rights with respect to the Common Stock received by the Stockholders pursuant to the Acquisition Agreement, all upon the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Company and the Stockholders agree as follows:

      1.   REGISTRATION RIGHTS.

           (a) INCIDENTAL (PIGGYBACK) REGISTRATION. Subject to the limitations set forth in this Agreement, if the Company proposes to register any of its Common Stock under the Securities Act of 1933, as amended (the "Act"), for public offering and sale by it solely for cash (other than registrations with regard to acquisitions, conversions of any of the Company's securities or employee stock options, employee purchase plans or other employee benefit plans), the Company shall use its best efforts to give notice to the Stockholders of its intention to effect such a registration at least 10 days prior to the filing with the Securities and Exchange Commission (the "Commission") of such registration statement. Upon written request of any Stockholder, given within 10 days after receipt from the Company of such notice, the Company shall, subject to the limitations set forth in this Agreement, use its best efforts to cause the number of such Stockholder's Registerable Securities (as hereinafter defined) then held by such Stockholder and referred to in such request to be included in such registration statement; provided, however, that in the event the offering pursuant to such registration statement shall be underwritten and the managing underwriter or managing underwriters advise the Company that in its or their opinion the number of securities requested to be included in such registration pursuant to this Section 1(a) and pursuant to any other rights granted by the Company to holders of its securities to request inclusion of any such securities in such registration exceeds the number of securities which can be sold in the offering without adversely affecting the offering price or the marketing of the securities to be offered for the account of the Company, the Company may so advise the Stockholders and the Stockholders shall accept a reduction (including a total elimination) in the number of shares included in such registration in an amount which such underwriter or underwriters, in its or their sole discretion, deem advisable so as not to adversely affect the offering price or marketing of the securities to be offered for the account of the Company. Nothing in this Section 1(a) shall limit the Company's ability to withdraw or delay a registration statement it has filed either before or after effectiveness. Notwithstanding anything to the contrary set forth herein, the Company shall not be obligated to effect or take any action to effect any such registration for the account of any Stockholder with respect to less than an aggregate of 25,000 shares of Registerable Securities or such lower amount as the managing underwriter may agree. The registration rights granted under this Section 1(a) shall pertain only to registrations with respect to which a registration statement is initially filed with the Commission after the Initial Date and within three years from the date hereof. Notwithstanding anything to the contrary set forth herein, the Company shall not be obligated to effect or take any action to effect any such registration of Registerable Securities under a particular registration statement if the Stockholders were previously given the opportunity to register all of the Registerable Securities hereunder or otherwise under a separate registration statement initially filed within the previous one-year period; provided that such opportunity shall be counted only if (A) the separate registration statement has become effective under the Act, and (B) the public offering has been consummated on the terms and conditions specified therein.

           (b)  REQUESTED REGISTRATION.

                (i) Subject to the limitations set forth in this Agreement, at any time after the date which is 90 days after the date of Closing of the Acquisition Agreement ("Initial Date") and prior to three years from the date hereof, the Stockholders may together request the Company to register under the Act, all or any portion (but not less than 25,000 shares) of the Registerable Securities for sale on terms and conditions comparable to those normally applicable to offerings of equity securities in similar circumstances as determined by the Company on Form S-3 or such other form as the Company deems appropriate; provided, however, that the request for registration must be for a continuous or "shelf" registration statement made pursuant to Rule 415 promulgated under the Act or any similar or successor rule ("Shelf Registration").

      The Company may, in its sole discretion, and on only one occasion, terminate any Shelf Registration by giving ten (10) days written notice to the Stockholders. In such an event, the Company shall grant the Stockholders another registration statement pursuant to this Section 1(b). No such request may be made until at least sixty (60) days have passed from the date of such termination. In any event, any registration statement pursuant to this Section need not remain in effect after any date that is beyond three years from the date hereof.

                (ii) Following receipt of any notice under Section 1(b), the Company shall, subject to the limitations set forth in this Agreement, use its best efforts to register under the Act, for public sale in accordance with the method of disposition specified in the Stockholders' notice, the Registerable Securities specified in the Stockholders' notice; provided, however, that if the Board of Directors of the Company determines that such registration would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and the Company furnishes to the Stockholder a certificate signed by an executive officer of the Company that the Board of Directors of the Company has made such determination and that it is, therefore, necessary to defer the filing of such registration statement, then the Company shall have the right only once to defer such filing for the period during which such registration would be detrimental, provided (except as otherwise provided in this Section 1(b)(ii)) that the Company may not defer the filing for a period of more than 180 days after receipt of the request of the Stockholders ("Deferred Filing"). The Company shall be obligated to register the Registerable Securities pursuant to this Section 1(b) on one occasion only (except as otherwise provided in Section 1(b)(i); provided that such a registration shall be counted only if (A) the corresponding registration statement has become effective under the Act, and (B) the public offering has been consummated on the terms and conditions specified therein or if not consummated, such failure was not attributable to an action taken by the Company. Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 1(b)(i) during the period starting with the date 90 days prior to the Company's estimate of the date of filing of, and ending on a date 270 days after the filing of, a Company initiated registration ("Delayed Registration Statement"). The Company may not causse a Delayed Registration Statement during the first year after the Initial Date (which year shall be increased by any delay caused by a Deferred Filing) unless the Company agrees to include in such Company initiated registration all the Registered Securities of the Stockholders.

                (iii)The Company shall be entitled to include in any registration statement filed pursuant to this Section 1(b) (A) securities of the Company held by any other shareholder of the Company, and (B) in an underwritten public offering, Common Stock of the Company to be sold by the Company for its own account.

                (iv) If and whenever the Company is required by the provisions of Section 1(b) hereof to use its best efforts to effect the registration of any of the Registerable Securities under the Act, the Company will, subject to the limitations set forth in this Agreement, as expeditiously as reasonably practicable:

                     (A) prepare and file with the Commission a registration
                statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of the distribution contemplated thereby (determined pursuant to Section 1(b)(iv)(G) below);

                     (B) prepare and file with the Commission such amendments
                and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 1(b)(iv)(G) below and as may be necessary to comply with the provisions of the Act with respect to the disposition of all Registerable Securities covered by such registration statement in accordance with the Stockholders' intended method of disposition set forth in such registration statement for such period;

                     (C) furnish to the Stockholders and to each underwriter
                such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registerable Securities covered by such registration statement;

                     (D) use its best efforts to register or qualify the
                Registerable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Stockholder or, in the case of an underwritten public offering, the managing underwriter(s), shall reasonably request and to take all necessary action to keep such registration or qualification effective as required by this Section 1(b) as to a registration statement filed with the Commission; provided that the Company shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would not otherwise be required to be so qualified or to take any action which would subject it to general service of process in any such jurisdictions which it is not then so subject;

                     (E) promptly notify in writing each Stockholder and each
                underwriter of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which case, the Company shall promptly provide the Stockholders with revised or supplemental prospectuses and if so requested by the Company in writing, the Stockholders shall promptly take action to cease making any offers of the Registerable Securities until receipt and distribution of such revised or supplemental prospectuses);

                     (F) make available for inspection during normal business
                hours to a representative of the Stockholders, any underwriter reasonably acceptable to the Company participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by any representative of any Stockholder or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries which may reasonably be required in order to effectuate the distribution, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative of any such Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that the Stockholders and each such representative of any such Stockholder, underwriter, attorney, accountant or agent must execute and deliver to the Company a confidentiality agreement in form and substance acceptable to the Company agreeing to keep any such information and records concerning the Company confidential;

                     (G) use its best efforts to keep effective and maintain any registration, qualification, approval or listing obtained to cover the Registerable Securities as may be necessary for the Stockholders to dispose of the Registerable Securities during the period of distribution and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law. Notwithstanding the foregoing, the Company shall not be required to file or to keep effective and maintain any such registration, qualification, approval or listing for such period that would require it to cause an audit of the Company to be performed other than as is required by the rules and regulations of the Commission with respect to reports required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      2. INDEMNIFICATION. In the event that the Company shall register under the Act any of Stockholder's Registerable Securities:

           (a) COMPANY'S INDEMNIFICATION. The Company will indemnify and hold harmless each Stockholder against any losses, claims, expenses, damages or liabilities (including reasonable attorneys' fees), joint or several, to which such Stockholder becomes subject under the Act, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registerable Securities were registered under the Act pursuant to Section 1 hereof, any prospectus contained therein which is utilized, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (subject to Section 2(c)) will reimburse such Stockholder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, expense, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished to the Company by any Stockholder.

           (b) STOCKHOLDERS' INDEMNIFICATION. The Stockholders will, jointly and severally, indemnify and hold harmless the Company and each underwriter of the Company's securities under Section 1 and each person who controls the Company or such underwriters within the meaning of the Act and the Exchange Act, each officer of the Company who signs the registration statement and each director of the Company, against all losses, claims, expenses, damages or liabilities (including reasonable attorneys' fees), joint or several, to which the Company, such underwriter or such officer or director or controlling person become subject under the Act, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registerable Securities were registered under the Act pursuant to Section 1 hereof, any prospectus contained therein which is utilized, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (subject to Section 2(c)) reimburse the Company, each such underwriter and each such officer and director and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, expense, damage, liability or action; provided, however, that the Stockholders will be liable hereunder in any such case if and only to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished to the Company by or on behalf of any Stockholder or any controlling person or affiliate of any Stockholder.

           (c) NOTIFICATION. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof; provided, however, that any failure to give such notice will not waive any rights of the indemnified party except to the extent the rights of the indemnified party are materially prejudiced. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to the parties hereto and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party has failed to assume the defense and employ counsel, then the indemnified party shall have the right to select separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party.

           (d) CONTRIBUTION. If the indemnification provided for in this Section 2 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, expenses, damages or liabilities or actions in respect thereof, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Stockholders, on the other, in connection with the statements or omissions which resulted in such losses, claims, expenses, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any affiliate thereof, on the one hand, or any Stockholder or any affiliate thereof, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or present such statement or omission. The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 2(d). The amount paid or payable by an indemnified party as a result of the losses, claims, expenses, damages, liabilities or actions in respect thereof referred to above in this Section 2(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      3. EXPENSES. If any Stockholder's Registerable Securities are included in any registration statement pursuant to Section 1 of this Agreement, the Company shall pay the costs and expenses incurred in connection with the preparation and filing of such registration statement covering such shares, including, but not limited to, the fees and expenses of counsel, accountants and other experts for the Company, printing costs (other than fees and expenses arising in connection with the printing and distribution of prospectuses or registration statements in connection with a registration effected pursuant to Section 1(b) hereof in excess of 200 registration statements and prospectuses, which shall be paid for by the Stockholders whose shares are being registered thereunder), registration and filing fees and blue sky fees and expenses (other than the incremental portion of the federal and state registration and filing fees attributable to any Stockholder's Registerable Securities, which shall be paid by the Stockholders whose shares are being registered thereunder), commissions and expenses of underwriters (other than fees and expenses of underwriters attributable to any Stockholder's Registerable Securities, which shall be paid by the Stockholders whose shares are being registered thereunder) and all other direct and indirect costs and expenses in connection with the registration and public offering of such Stockholder's Registerable Securities. Notwithstanding anything contained herein to the contrary, the Company shall not be required to pay the fees and expenses of counsel, accountants, advisors, consultants, agents or experts of any Stockholder.

      4. REGISTERABLE SECURITIES. For purposes of this Agreement, the term "Registerable Securities" shall mean (i) any shares of Common Stock owned by any Stockholder and issued pursuant to the Acquisition Agreement and (ii) any shares of Common Stock issued or issuable with respect to the shares of Common Stock described in (i) above, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganizations.

      5. INFORMATION FOR REGISTRATION STATEMENT; CERTAIN LIMITATIONS. The Company's obligations under Section 1 with respect to a Stockholders are expressly conditioned upon (i) that Stockholder's furnishing to the Company in writing such information concerning such Stockholder and the terms of such Stockholder's proposed offering of shares of the Registerable Securities as the Company shall request for inclusion in the registration statement; and (ii) there not having occurred a materail breach by such Stockholder or any affiliate of such Stockholder of any agreement, covenant, representation or warranty contained in the Acquisition Agreement or any other agreement between such Stockholder or any affiliate thereof and the Company or any affiliate thereof. It shall be a condition to the Company's obligations hereunder that each Stockholder accepts the terms and conditions of any registration statement and underwriting (if any) in connection with which such Stockholder may register Registerable Securities hereunder and joins in the underwriting agreement in connection therewith (on substantially the same terms and conditions as each other selling shareholder in such underwriting, if any).

      6. RULE 144 COVENANTS. The Company agrees, for a period of three years from the date of this Agreement, to use its best efforts to (i) file with the Commission, in a timely manner, all reports required to be filed by the Company under the Exchange Act and (ii) to provide the Stockholder, upon request, information regarding the number of shares of Common Stock outstanding as shown by the most recent report or statement published by the Company.

      7. SETOFF. It is expressly understood by the parties hereto that the Company shall be entitled, but not required, to offset any claim for indemnification or payment from any Stockholder (or any affiliate thereof) pursuant to Section 2(b) hereof against any amounts payable to any Stockholder by the Company or its affiliates; provided, that this remedy shall be in addition to any other remedies the Company may have available to it against the Stockholders, at law or in equity.

      8. RE-SALE LIMITATIONS. The Stockholders shall not sell, in the aggregate of all of the Stockholders and for all of the Registerable Securities, in excess of three hundred thousand dollars ($300,000) of the Registerable Securities during any calendar month following acquisition of the Registerable Securities. A legend designated by the Company setting forth the re-sale limitations and any other restrictions contained in this Agreement or the Acquisition Agreement shall be placed upon all certificates for any shares of Common Stock representing the Registerable Securities.

      9. MISCELLANEOUS.

         (a) NOTICES. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by prepaid overnight courier for next business day delivery to the parties at the addresses set forth below their names below (or at such other addresses as shall be specified by the parties by like notice).

           IF TO STOCKHOLDERS:

           Ramon Portela
           Northwings Accessories Corporation
           6990 N.W. 35 Avenue
           Miami, Florida 33147

           Robert A. Freeman, Esq.
           Suite 1250
           2601 S. Bayshore Drive
           Miami, Florida 33133

           IF TO THE COMPANY:

           HEICO Corporation
           3000 Taft Street
           Hollywood, Florida 33021
           Attn: President

           WITH A COPY TO:

           Greenberg Traurig, P.A.
           1221 Brickell Avenue
           Miami, Florida 33131
                Attn: Cesar L. Alvarez, Esq.

      Such notices, demands, claims and other communications shall be deemed given when actually received or in the case of delivery by overnight service with guaranteed next business day delivery, the next business day or the day designated for delivery.

           (b) ENTIRE AGREEMENT. This Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and neither of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

           (c) ASSIGNMENT. This Agreement may not be assigned by either party without the written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

           (d) NO THIRD PARTY BENEFICIARY. Except with respect to the controlling persons, underwriters, affiliates, officers and directors expressly referenced in Section 2, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

           (e) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

           (f) HEADINGS. Headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

           (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any facsimile copy of a manually executed original shall be deemed a manually executed original.

           (h) LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

           (i) GOVERNING LAW AND VENUE. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Florida located in Dade County, Florida or the United States District Court for the Southern District of Florida. The parties to this Agreement agree that this Agreement was entered into in Dade County, Florida and that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in Dade County, Florida by virtue of a failure to perform an act required to be performed in Dade County, Florida and irrevocably and expressly agree to submit to the jurisdiction of such courts for the purpose of resolving any disputes between the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Dade County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Dade County, Florida has been brought in an inconvenient forum.

           (j) PARTICIPATION OF PARTIES; CONSTRUCTION. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated between all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to any presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       HEICO CORPORATION

                                       By:_____________________________

                                       Name:___________________________

                                       Title:__________________________



                                       STOCKHOLDERS:

                                       ________________________________
                                       Ramon Portela

                                       ________________________________
                                       Otto Neuman

                       EXHIBIT F

        DIVISION OF PURCHASE PRICE CONSIDERATION

                                           SHARES OF
                                             HEICO
                                             COMMON
                                CASH         STOCK*
    ---------------------------------------------------
                              (DOLLARS IN THOUSANDS)

    ---------------------------------------------------
    Humberto Aleman             $180.0       $420.0
    ---------------------------------------------------
    Eusebio Rey                   40.0         90.0
    ---------------------------------------------------
    Alan Goolsby                  40.0         90.0
    ---------------------------------------------------
    Wyatt Allen                   40.0         90.0
    ---------------------------------------------------
    Otto Neuman                3,693.2      1,612.5
    ---------------------------------------------------
    Ramon Portela              2,824.7      1,241.0
    ---------------------------------------------------
    Elvira Puerta                138.6           --
    ===================================================
                              $6,956.5     $3,543.5
    ---------------------------------------------------
                                 TOTAL    $10,500.0
    ---------------------------------------------------

* Number of Shares to be based on the lower of $22 7/8 or the closing price the day before the transaction is closed.